                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      FISHER SCIENTIFIC INTERNATIONAL INC.,

                             FOX MERGER CORPORATION

                                       AND

                            APOGENT TECHNOLOGIES INC.

                           DATED AS OF MARCH 17, 2004

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE I THE MERGER.....................................................................   2

   SECTION 1.1  The Merger...............................................................   2
   SECTION 1.2  Closing..................................................................   2
   SECTION 1.3  Effective Time...........................................................   2
   SECTION 1.4  Effects of the Merger....................................................   2
   SECTION 1.5  Organizational Documents of the Surviving Corporation....................   2
   SECTION 1.6  Directors and Officers of the Surviving Corporation......................   3
   SECTION 1.7  Alternative Structure....................................................   3

ARTICLE II EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES...............................   3

   SECTION 2.1  Effect on Capital Stock.................................................    3
   SECTION 2.2  Exchange of Shares and Certificates......................................   5

ARTICLE III REPRESENTATIONS AND WARRANTIES..............................................    8

   SECTION 3.1  Representations and Warranties of Apogent................................   8
                (a)   Organization, Standing and Corporate Power;
                              Charter Documents; Subsidiaries.........                      8
                (b)   Capital Structure..................................................   9
                (c)   Authority; Board Approval; Voting Requirements; No Conflict;
                            Required Filings and Consents                                  11
                (d)   SEC Documents; Financial Statements...............................   14
                (e)   Information Supplied..............................................   15
                (f)   Absence of Certain Changes or Events..............................   16
                (g)   Compliance with Applicable Laws; Permits; Litigation..............   16
                (h)   Labor and Other Employment Matters................................   18
                (i)   Benefit Plans.....................................................   19
                (j)   Taxes.............................................................   22
                (k)   Interested Party Transactions.....................................   25
                (l)   Environmental Matters.............................................   25
                (m)   Intellectual Property.............................................   25
                (n)   State Takeover Statutes...........................................   26
                (o)   Brokers ..........................................................   27
                (p)   Opinion of Financial Advisor......................................   27
                (q)   Material Contracts................................................   27
                (r)   Real Property.....................................................   30
                (s)   Apogent Rights Agreement..........................................   30
   SECTION 3.2  Representations and Warranties of Fisher and Merger Sub.................   30
                (a)   Organization, Standing and Corporate Power; Charter
                              Documents; Subsidiaries........                              31
                (b)   Capital Structure.................................................   32


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
                (c)   Authority; Board Approval; Voting Requirements; No Conflict;
                              Required Filings and Consents                                34
                (d)   SEC Documents; Financial Statements...............................   36
                (e)   Information Supplied..............................................   38
                (f)   Absence of Certain Changes or Events..............................   39
                (g)   Compliance with Applicable Laws; Permits; Litigation..............   39
                (h)   Labor and Other Employment Matters................................   41
                (i)   Benefit Plans.....................................................   42
                (j)   Taxes.............................................................   44
                (k)   Interested Party Transactions.....................................   46
                (l)   Environmental Matters.............................................   46
                (m)   Intellectual Property.............................................   47
                (n)   State Takeover Statutes...........................................   48
                (o)   Brokers ..........................................................   48
                (p)   Opinion of Financial Advisor......................................   48
                (q)   Material Contracts................................................   48
                (r)   Real Property.....................................................   51
                (s)   Merger Sub Approval...............................................   52

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS....................................   52

   SECTION 4.1  Conduct of Business.....................................................   52
   SECTION 4.2  No Solicitation.........................................................   59

ARTICLE V ADDITIONAL AGREEMENTS.........................................................   62

   SECTION 5.1  Preparation of SEC Documents; Shareholders' Meetings....................   62
   SECTION 5.2  Accountant's Letters....................................................   64
   SECTION 5.3  Access to Information; Confidentiality..................................   64
   SECTION 5.4  Reasonable Efforts......................................................   65
   SECTION 5.5  Indemnification and Insurance...........................................   67
   SECTION 5.6  Fees and Expenses.......................................................   68
   SECTION 5.7  Public Announcements....................................................   68
   SECTION 5.8  Listing.................................................................   68
   SECTION 5.9  Tax-Free Reorganization Treatment.......................................   68
   SECTION 5.10 Conveyance Taxes........................................................   68
   SECTION 5.11 Equity Awards and Employee Benefits.....................................   69
   SECTION 5.12 Fisher Corporate Governance.............................................   70
   SECTION 5.13 Affiliate Legends.......................................................   71
   SECTION 5.14 Notification of Certain Matters.........................................   71
   SECTION 5.15 Section 16 Matters......................................................   71
   SECTION 5.16 Rights Plans; State Takeover Laws.......................................   72
   SECTION 5.17 Reservation of Fisher Common Stock......................................   72

ARTICLE VI CONDITIONS PRECEDENT.........................................................   72

   SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger..............   72
   SECTION 6.2  Conditions to Obligations of Apogent....................................   73
   SECTION 6.3  Conditions to Obligations of Fisher and Merger Sub......................   74


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
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................................   75

   SECTION 7.1  Termination.............................................................   75
   SECTION 7.2  Effect of Termination...................................................   77
   SECTION 7.3  Payments................................................................   78
   SECTION 7.4  Amendment...............................................................   79
   SECTION 7.5  Extension; Waiver.......................................................   80

ARTICLE VIII GENERAL PROVISIONS.........................................................   80

   SECTION 8.1  Nonsurvival of Representations and Warranties...........................   80
   SECTION 8.2  Notices.................................................................   80
   SECTION 8.3  Definitions.............................................................   81
   SECTION 8.4  Terms Defined Elsewhere.................................................   84
   SECTION 8.5  Interpretation..........................................................   87
   SECTION 8.6  Counterparts............................................................   88
   SECTION 8.7  Entire Agreement; No Third-Party Beneficiaries..........................   88
   SECTION 8.8  Governing Law...........................................................   88
   SECTION 8.9  Assignment..............................................................   88
   SECTION 8.10 Consent to Jurisdiction.................................................   88
   SECTION 8.11 Headings, etc...........................................................   89
   SECTION 8.12 Severability............................................................   89
   SECTION 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative...................   89
   SECTION 8.14 Waiver of Jury Trial....................................................   89
   SECTION 8.15 Specific Performance....................................................   89

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 17, 2004, by and among FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation ("Fisher"), FOX MERGER CORPORATION, a Wisconsin corporation and a direct wholly-owned subsidiary of Fisher ("Merger Sub"), and APOGENT TECHNOLOGIES INC., a Wisconsin corporation ("Apogent").

                              W I T N E S S E T H:

      WHEREAS, the respective Boards of Directors of Fisher, Merger Sub and Apogent have deemed it advisable and fair to and in the best interests of their respective corporations and stockholders or shareholders, as applicable, that Fisher and Apogent engage in a business combination in order to advance their respective long-term strategic business interests; and

      WHEREAS, in furtherance thereof, the respective Boards of Directors of Fisher, Merger Sub and Apogent have approved this Agreement and the merger of Merger Sub with and into Apogent with Apogent continuing as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Wisconsin Business Corporation Law (the "WBCL"); and

      WHEREAS, the Board of Directors of Apogent has approved and has determined to recommend to its shareholders the approval and adoption of this Agreement and the Merger; and

      WHEREAS, the Board of Directors of Fisher has approved, and has determined to recommend to its stockholders approval of, the issuance of shares of Fisher Common Stock (as defined in Section 2.1(a)) in connection with the Merger (the "Stock Issuance"); and

      WHEREAS, Fisher, as the sole shareholder of Merger Sub, has approved this Agreement and the Merger; and

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368 of the Code.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                       1
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                                   ARTICLE I

                                   THE MERGER

      SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Apogent, the separate corporate existence of Merger Sub shall cease and Apogent shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the property, rights, privileges, powers and franchises of Merger Sub in accordance with the WBCL.

      SECTION 1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

      SECTION 1.3 Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger in such form as required by, and executed in accordance with, the relevant provisions of the WBCL (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin (the "DFI") and shall make all other filings or recordings required under the WBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the DFI, or at such subsequent date or time as Fisher and Apogent shall agree and specify in the Articles of Merger, which date shall be not more than 90 days after the date the Articles of Merger are received for filing. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

      SECTION 1.4 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the WBCL.

      SECTION 1.5 Organizational Documents of the Surviving Corporation. At the Effective Time, the Apogent Charter (as defined in Section 3.1(a)(ii)) shall be amended and restated in its entirety to be identical to the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time and as set forth in Exhibit A, and shall thereafter be the articles of incorporation of the Surviving Corporation, until amended in accordance with Applicable Laws (as defined in Section 3.1(g)(ii)) and as provided in such articles of incorporation; provided, however, that at the Effective Time,
Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Apogent Technologies Inc." At the Effective Time,


                                       2
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the Apogent Bylaws (as defined in Section 3.1(a)(ii)) shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Applicable Laws and as provided in such bylaws.

      SECTION 1.6 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and Applicable Laws. The officers of the Surviving Corporation shall be the officers of Apogent immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation and Applicable Laws.

      SECTION 1.7 Alternative Structure. Apogent and Fisher may mutually agree in writing to cause the "Merger" to be a merger of Apogent with and into Merger Sub at the Effective Time, in which case, following the "Merger," the separate corporate existence of Apogent will cease and Merger Sub shall continue as the Surviving Corporation, at any time prior to receipt of both Apogent Shareholder Approval (as defined in Section 3.1(c)(iii)) and Fisher Stockholder Approval, or at any time thereafter if, with appropriate disclosure, any required further approval of the revised structure is obtained from the shareholders of Apogent and the stockholders of Fisher, as applicable; provided, however, that (a) any such change to the structure of the Merger would not affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code,
(b) any such change to the structure of the Merger would not affect the proposed accounting treatment for the Merger or the tax treatment to Fisher, Apogent or their stockholders or shareholders, as applicable, or otherwise prejudice Fisher, Apogent or their stockholders or shareholders, as applicable, or, with respect to Section 5.5, materially prejudice any third party beneficiary thereof, (c) any such change to the structure of the Merger would not delay the consummation of the Merger or any of the other transactions contemplated hereby in any respect and (d) any such change to the structure of the Merger would not in any way affect the corporate governance structure of Fisher, Apogent or the Surviving Corporation. Apogent and Fisher agree to consider in good faith the request of the other party to revise the structure of the Merger from that set forth herein and, upon mutual written agreement to revise the structure of the Merger, shall, subject to the foregoing, take any action necessary to permit the provisions of this Article I to be effective and shall make such other changes that are necessary to be made to reflect the change in structure that has been agreed.

                                   ARTICLE II

                 EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

      SECTION 2.1 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Fisher, Merger Sub, Apogent or the holders of any shares of common stock, par value $0.01 per share, of Apogent, "Apogent Common Stock"):


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            (a) Conversion of Apogent Common Stock. Subject to Sections 2.1(e)
and 2.1(f), each share of Apogent Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Apogent Common Stock to be canceled pursuant to Section 2.1(c), shall be automatically converted into the right to receive .56 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.01 per share ("Fisher Common Stock"), of Fisher (the "Merger Consideration"). As a result of the Merger, at the Effective Time, each holder of a Certificate (as defined in Section 2.2(b)) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable in respect of the shares of Apogent Common Stock represented by such Certificate immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c), all to be issued or paid, without interest, in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2(b) (or, in the case of a lost, stolen or destroyed Certificate, Section 2.2(i)).

            (b) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

            (c) Cancellation of Treasury Shares. Each share of Apogent Common Stock held in the treasury of Apogent, if any, shall automatically be extinguished without any conversion, and no consideration shall be delivered in respect thereof or any shares of Apogent Common Stock owned, beneficially or of record, by any Subsidiary of Apogent.

            (d) Apogent Options and Employee Stock Purchase Plans. At the Effective Time, (i) all options to purchase Apogent Common Stock (each, an "Apogent Option") and all Apogent Restricted Stock Units (as defined in Section 5.11(a)(ii)) issued and outstanding under each Apogent Stock Plan (as defined in
Section 3.1(b)(i)) shall vest (to the extent presently unvested) and, in the case of Apogent Restricted Stock Units, become nonforfeitable and, in the case of Apogent Options, become exercisable and be assumed by Fisher in accordance with Section 5.11(a) and (ii) all rights outstanding under Apogent's Employee Stock Purchase Plan (the "Apogent Purchase Plan"), shall be treated as set forth in Section 5.11(b).

            (e) Fractional Shares. No fraction of a share of Fisher Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Apogent Common Stock who would otherwise be entitled to a fraction of a share of Fisher Common Stock (after aggregating all shares of Fisher Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate or Certificates, receive from Fisher an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of:
(i) the fractional share interest (after aggregating all shares of Fisher Common Stock that would otherwise be received by such holder) which such holder would otherwise receive, multiplied by (ii) the closing price of one share of Fisher Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Tape ending on the trading day one day prior to the Effective Time.


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            (f) Adjustments to Exchange Ratio. The Exchange Ratio and the Merger
Consideration shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Fisher Common Stock or Apogent Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Fisher Common Stock or Apogent Common Stock having a record date occurring on or after the date hereof and prior to the Effective Time.

      SECTION 2.2 Exchange of Shares and Certificates.

            (a) Exchange Agent. At or prior to the Effective Time, Fisher shall engage an institution reasonably satisfactory to Apogent to act as exchange agent in connection with the Merger (the "Exchange Agent"), pursuant to an agreement reasonably satisfactory to Apogent. At the Effective Time, Fisher shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Apogent Common Stock immediately prior to the Effective Time, certificates representing the shares of Fisher Common Stock issuable pursuant to
Section 2.1(a). In addition, Fisher shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 2.1(e) and any dividends or distributions to which holders of shares of Apogent Common Stock may be entitled pursuant to Section 2.2(c). All cash and certificates representing shares of Fisher Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

            (b) Exchange Procedures. Promptly after the Effective Time, and in any event within 10 business days after the Effective Time, Fisher shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Apogent Common Stock (the "Certificates"), which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Fisher and Apogent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Fisher Common Stock, cash in lieu of any fractional shares pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Fisher Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.1 (which shall be in uncertificated book entry form unless a physical certificate is requested), payment by cash or check in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Apogent Common Stock which is not registered in the transfer records of Apogent, a certificate representing the proper number of shares of Fisher Common Stock may be issued to a Person (as defined in Section 8.3(n)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Fisher Common Stock to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Fisher that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 2.1(e) or Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(e) or Section 2.2(c).

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to shares of Fisher Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Fisher Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(e) hereof, until such Certificate has been surrendered in accordance with this Article II. Subject to Applicable Laws, following surrender of any such Certificate, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender, the number of whole shares of Fisher Common Stock issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional share of Fisher Common Stock to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Fisher Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Fisher Common Stock.

            (d) No Further Ownership Rights in Apogent Common Stock. All shares of Fisher Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to
Section 2.1(e) or Section 2.2(c) shall be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to the shares of Apogent Common Stock previously represented by such Certificates. After the Effective Time, the stock transfer books of Apogent shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Apogent Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates one year after the Effective Time shall be delivered to Fisher, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Fisher for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of Fisher Common Stock pursuant to Section 2.1(e) and any dividends or distributions pursuant to
Section 2.2(c).


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            (f) No Liability. None of Fisher, Merger Sub, Apogent or the
Exchange Agent or any of their respective directors, officers, employees and agents shall be liable to any Person in respect of any shares of Fisher Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any shares of Fisher Common Stock, any cash in lieu of fractional shares of Fisher Common Stock or any dividends or distributions with respect to Fisher Common Stock issuable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c)(v)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

            (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Fisher on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to former shareholders of Apogent after the Effective Time pursuant to this Article II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to Fisher.

            (h) Withholding Rights. Fisher and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Apogent Common Stock immediately prior to the Effective Time such amounts as Fisher or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by Fisher or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

            (i) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Fisher Common Stock as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c); provided, however, that Fisher may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Fisher, or a bond in such sum as Fisher may reasonably direct as indemnity, against any claim that may be made against Fisher or the Exchange Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1 Representations and Warranties of Apogent. Except as set forth in (x) the disclosure schedule dated as of the date of this Agreement and executed and delivered by Apogent to Fisher concurrently with or prior to the execution and delivery by Apogent of this Agreement (the "Apogent Disclosure Schedule") and (y) the Apogent SEC Documents filed prior to the date hereof (as defined in Section 3.1(d)(i)) , Apogent represents and warrants to Fisher and Merger Sub as set forth in this Article III. Each disclosure set forth in the Apogent Disclosure Schedule, and any other information included in the Apogent Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of, and shall qualify and be treated as an exception to, such subsection, except to the extent that disclosure in one subsection of the Apogent Disclosure Schedule is specifically referred to in another subsection of the Apogent Disclosure Schedule by appropriate cross-reference and except to the extent that the relevance of a disclosure in one subsection of the Apogent Disclosure Schedule to another subsection of the Apogent Disclosure Schedule is reasonably apparent. The parties hereby agree that no reference to or disclosure of any item or other matter in the Apogent Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Apogent Disclosure Schedule or (3) any breach or violation of Applicable Laws or any Contract (as defined in Section 8.3(d)) exists or has actually occurred.

            (a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

                  (i) Organization, Standing and Corporate Power. Apogent and each of its Subsidiaries (as defined in Section 8.3(o)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate (or similar) power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as currently conducted, except for those jurisdictions in which the failure to have such power, authority or government approvals and to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(k)) on Apogent and its Subsidiaries, taken as a whole. Each of Apogent and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

                  (ii) Charter Documents. Apogent has delivered or made available to Fisher prior to the execution of this Agreement complete and correct copies of (A) the Restated Articles of Incorporation of Apogent (including any certificates of designation), as amended and currently in effect (the "Apogent Charter"), and the bylaws of Apogent, as amended and currently in effect (the "Apogent Bylaws," and, together with the Apogent Charter, the "Apogent Organizational Documents") and (B) the articles or certificate of incorporation and bylaws or like organizational documents of each of the Apogent Significant Subsidiaries (as defined in Section 3.1(a)(iii)), as amended and currently in effect (collectively, the "Apogent Subsidiary Organizational Documents"), and each such instrument is in full force and effect. Apogent is not in material violation of the Apogent Organizational Documents and no Apogent Significant Subsidiary (as defined in Section 3.1(a)(iii)) is in material violation of its Apogent Subsidiary Organizational Documents.

                  (iii) Subsidiaries. Section 3.1(a)(iii) of the Apogent Disclosure Schedule lists all the Subsidiaries of Apogent which, as of the date of this Agreement, are significant subsidiaries (as defined in Rule 1-02 of Regulation S-X of the U.S. Securities and Exchange Commission (the "SEC")) (the "Apogent Significant Subsidiaries"). Except as set forth in Section 3.1(a)(iii) of the Apogent Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Apogent Significant Subsidiary have been validly issued and are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and are owned directly or indirectly by Apogent, free and clear of all mortgages, pledges, claims, restrictions, infringements, liens, charges, encumbrances and security interests and claims of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

            (b) Capital Structure.

                  (i) The authorized capital stock of Apogent consists of 250,000,000 shares of Apogent Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share ("Apogent Preferred Stock"). At the close of business on March 12, 2004, (A) 88,845,288 shares of Apogent Common Stock were issued and outstanding; (B) no shares of Apogent Preferred Stock were issued and outstanding; (C) 9,839,292 shares of Apogent Common Stock were reserved for issuance upon conversion of Apogent's 2 -1/4% senior Convertible Debt (as defined in Section 8.3(e)) due 2021; (D) 10,426,110 shares of Apogent Common Stock were reserved for issuance upon conversion of Apogent's floating senior Convertible Debt due 2033; (E) 1,441,194 shares of Apogent Common Stock were reserved for issuance pursuant to the Apogent Purchase Plan, as effective as of January 1, 2002; (F) 14,031,853 shares of Apogent Common Stock were reserved for issuance in respect of outstanding Apogent Options or Apogent Restricted Stock Units and future grants of Apogent Options pursuant to the 1990 Stock Option Plan, as amended, the Amended and Restated 1993 Long-Term Incentive Plan, the 1994 Amended and Restated Outside Directors' Stock Option Plan, the 1999 Outside Directors' Stock Option Plan and the 2001 Equity Incentive Plan (such plans, collectively, the "Apogent Stock Plans"), complete and correct copies of which, in each case as amended, have been filed as exhibits to the Apogent SEC Documents prior to the date of this Agreement or delivered to Fisher; and (G) 2,500,000 shares of Apogent Preferred Stock were designated as Series A Preferred Stock, par value $0.01 per share, and were reserved for issuance upon the exercise of preferred share purchase rights (the "Apogent Rights") issued pursuant to the Rights Agreement, dated December 11, 2000, between Apogent and Fleet National Bank as rights agent (the "Apogent Rights Agreement"). Each outstanding share of capital stock of Apogent is duly authorized, validly issued, fully paid, nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and free of preemptive rights.

                  (ii) As of the close of business on March 12, 2004, 13,006,160 shares of Apogent Common Stock were subject to issuance pursuant to outstanding Apogent Options and Apogent Restricted Stock Units under the Apogent Stock Plans. All shares of Apogent Common Stock subject to issuance under the Apogent Stock Plans and the Apogent Purchase Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable (subject to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and free of preemptive rights. Except as set forth in Section 3.1(b)(ii) of the Apogent Disclosure Schedule, there are no commitments or agreements of any character to which Apogent is a party or otherwise bound obligating Apogent to accelerate the vesting of any Apogent Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events), and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Apogent.

                  (iii) No bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which shareholders of Apogent may vote ("Voting Debt") are issued or outstanding as of the date hereof.

                  (iv) Except as set forth in Section 3.1(b)(iv) of the Apogent Disclosure Schedule, as of March 12, 2004, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Apogent or any of its Subsidiaries is a party or by which any of them is bound obligating Apogent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Apogent or any of its Subsidiaries, or obligating Apogent or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of Apogent Common Stock, all outstanding Apogent Options and all outstanding shares of capital stock of each Subsidiary of Apogent have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other Applicable Laws and (B) all requirements set forth in applicable material Contracts.

                  (v) Since October 1, 2003, and through the date hereof, except as set forth in Section 3.1(b)(v) or Section 3.1(b)(ii) of the Apogent Disclosure Schedule, other than (A) issuances of Apogent Common Stock pursuant to the exercise of Apogent Options granted under Apogent Stock Plans, (B) issuances of Apogent Common Stock pursuant to the Apogent Purchase Plan, (C) repurchases of Apogent Common Stock from employees of Apogent following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (D) issuances of Apogent Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of Apogent Common Stock to defined contribution plans sponsored by Apogent and (E) grants of Apogent Options under Apogent Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of Apogent, (2) the number of Apogent Options outstanding or (3) the number of other options, warrants or other rights to purchase Apogent capital stock.

                  (vi) Except as set forth in Section 3.1(b)(ii) or Section 3.1(b)(vi) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries is a party to any currently effective agreement (A) restricting the purchase or transfer of, (B) relating to the voting of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring registration of or (E) granting any preemptive or antidilutive rights with respect to any capital stock of Apogent or any of its Subsidiaries or any securities of the type referred to in Section 3.1(b)(vi) hereof.

                  (vii) Except as set forth in Section 3.1(b)(vii) of the Apogent Disclosure Schedule, other than its Subsidiaries, as of the date hereof, Apogent does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to Apogent and its Subsidiaries, taken as a whole. There are no outstanding contractual obligations of Apogent or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of Apogent or any other Person, other than guarantees by Apogent of any indebtedness or other obligations of any wholly-owned Subsidiary of Apogent and other than loans made in the ordinary course consistent with past practice to employees of Apogent and its Subsidiaries.

                  (viii) Neither Apogent nor any of its Subsidiaries owns any shares of capital stock of Fisher or any of its Subsidiaries.

            (c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

                  (i) Authority. Apogent has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Apogent, and the consummation by Apogent of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Apogent, and no other corporate proceedings on the part of Apogent and no shareholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to approval of this Agreement and the Merger, the Apogent Shareholder Approval (as defined in
Section 3.1(c)(iii)). This Agreement has been duly executed and delivered by Apogent. Assuming the due authorization, execution and delivery of this Agreement by Fisher and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of Apogent enforceable against Apogent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (ii) Board Approval. The Board of Directors of Apogent has (A) determined that this Agreement and the Merger are advisable and fair to and in the best interests of Apogent and its shareholders, (B) duly approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend this Agreement and the Merger to its shareholders for approval and (D) subject to Section 5.1(b), directed that this Agreement and the Merger be submitted to its shareholders for consideration in accordance with this Agreement.

                  (iii) Voting Requirements. Based on the representation and warranty of Fisher in Section 3.2(b)(ix) of this Agreement, the affirmative vote of a majority of the votes that holders of the outstanding shares of Apogent Common Stock are entitled to cast (the "Apogent Shareholder Approval") is the only vote of the holders of any class or series of Apogent capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby.

                  (iv) No Conflict. Except as set forth in Section 3.1(c)(iv) of the Apogent Disclosure Schedule, the execution and delivery of this Agreement by Apogent do not, and the consummation by Apogent of the transactions contemplated hereby and compliance by Apogent with the provisions of this Agreement will not, conflict with, result in any violation or breach of or change of control or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Apogent or any of its Subsidiaries or any restriction on the conduct of Apogent's business or operations under, (A) the Apogent Organizational Documents or the Apogent Subsidiary Organizational Documents, (B) any Contract or Apogent Permit (as defined in Section 3.1(g)(i)) or (C) subject to the governmental filings and other matters referred to in Section 3.1(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Apogent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

                  (v) Required Filings or Consents. No consent, approval, order or authorization or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") or any other Person is required to be made, obtained, performed or given to or with respect to Apogent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Apogent or the consummation by Apogent of the transactions contemplated hereby, except for:

      (A) the filing of a pre-merger notification and report form by Apogent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

      (B)   the filing with the SEC of:

            (1) a proxy statement relating to the Apogent Shareholders' Meeting (as defined in Section 5.1(b)) (such proxy statement, together with the proxy statement relating to the Fisher Stockholders' Meeting (as defined in Section 5.1(b), in each case as amended or supplemented from time to time, the "Joint Proxy Statement");

            (2) such reports and filings under Section 13(a), 13(d), 14(a), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

      (C) the filing of the Articles of Merger with the DFI and appropriate documents with the NYSE and the relevant authorities of other states in which Apogent is qualified to do business and such filings as may be necessary in accordance with state securities or other "blue sky" laws;

      (D)   the Apogent Shareholder Approval;

      (E)   the consents, approvals, orders or authorizations set forth in
            Section 3.1(c)(v) of the Apogent Disclosure Schedule; and

      (F) other such consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

            (d)   SEC Documents; Financial Statements.

                  (i) Apogent has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) presently required to be so filed by Apogent since October 1, 2002 (excluding the Joint Proxy Statement, the "Apogent SEC Documents"). As of their respective dates, the Apogent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, to the extent in effect, the Sarbanes-Oxley Act of 2002 ("SOX") and the rules and regulations of the SEC promulgated thereunder applicable to such Apogent SEC Documents, and none of the Apogent SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Apogent SEC Document filed with the SEC prior to the date hereof. No Subsidiary of Apogent is subject to the periodic reporting requirements of the Exchange Act.

                  (ii) Each of the principal executive officer of Apogent and the principal financial officer of Apogent (or each former principal executive officer of Apogent and each former principal financial officer of Apogent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Apogent SEC Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither Apogent nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

                  (iii) The financial statements of Apogent included in the Apogent SEC Documents, including each Apogent SEC Document filed after the date hereof until the Effective Time, comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K or other applicable rules of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Apogent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). The financial books and records of Apogent and its Subsidiaries, taken as a whole, are true and correct in all material respects.

                  (iv) Except as reflected or reserved against in the balance sheet of Apogent, dated December 31, 2003, included in the Form 10-Q filed by Apogent with the SEC on February 13, 2004 (including the notes thereto, the "Apogent Balance Sheet") and except as set forth in Section 3.1(d)(iv) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, known or unknown, contingent or otherwise) nor, to the Knowledge (as defined in Section 8.3(j)) of Apogent, does any basis exist therefor, other than (A) liabilities or obligations incurred since December 31, 2003 in the ordinary course of business consistent with past practice which would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, (B) liabilities or obligations under the Apogent Material Contracts set forth in Section 3.1(q)(ii) of the Apogent Disclosure Schedule, (C) liabilities or obligations incurred pursuant to Contracts entered into after the date hereof not in violation of this Agreement and (D) liabilities or obligations incurred pursuant to this Agreement or the transactions contemplated hereby.

                  (v) Except as set forth in Section 3.1(d)(v) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including without limitation any contract or arrangement relating to any transaction or relationship between or among Apogent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined in Section 8.3(a)), including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Apogent or any of its Subsidiaries in Apogent's or such Subsidiary's published financial statements or other Apogent SEC Documents.

                  (vi) No "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) filed as an exhibit to the Apogent Form 10-K has been amended or modified, except for amendments or modifications which have been filed as an exhibit to a subsequently dated Apogent SEC Document or are not required to be filed with the SEC.

            (e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Apogent for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Fisher in connection with the issuance of Fisher Common Stock in the Merger (including any amendments or supplements, the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Joint Proxy Statement will, at the date it is first mailed to Apogent's shareholders or at the time of the

Apogent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by Apogent with respect to information or statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement which were not supplied by or on behalf of Apogent.

            (f)   Absence of Certain Changes or Events.

                  (i) Except as set forth in Section 3.1(f) of the Apogent Disclosure Schedule, since October 1, 2003 through the date hereof, except as and to the extent disclosed in the Apogent SEC Documents filed prior to the date of this Agreement and except for liabilities incurred pursuant to this Agreement or the transactions contemplated hereby:

      (A) Apogent and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

      (B) there has not been any split, combination or reclassification of any of Apogent's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of or in substitution for, shares of Apogent's capital stock;

      (C) except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by Apogent; and

      (D) there has not been any action taken by Apogent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
            Section 4.1(a), other than actions in connection with entering into this Agreement.

                  (ii) Since October 1, 2003 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

            (g)   Compliance with Applicable Laws; Permits; Litigation.

                  (i) Apogent, its Subsidiaries and employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the U.S. Food and Drug Administration (the "FDA") promulgated thereunder) and third Persons which are required for Apogent and its Subsidiaries to own, lease and operate its properties and other assets and to carry on their respective businesses in the manner described in the Apogent SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the "Apogent Permits"), and all Apogent Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Apogent Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

                  (ii) Except as set forth in Section 3.2(g)(ii) of the Apogent Disclosure Schedule, Apogent and its Subsidiaries are, and have been at all times since October 1, 2002, in compliance with the terms of the Apogent Permits and all laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity, including the Public Health Service Act, Biological Products, 21 C.F.R.Sections 600-610 (the "Public
      Health Service Act") (all such laws, statutes, orders, rules, regulations, policies, directives, guidelines, judgments, decisions and orders, collectively, "Applicable Laws") relating to Apogent and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Apogent Permits or such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole. Except as set forth in Section 3.2(g)(ii) of the Apogent Disclosure Schedule, since October 1, 2002, neither Apogent nor any of its Subsidiaries has received any written notification from any Governmental Entity (A) asserting that Apogent or any of its Subsidiaries is not in compliance with, or at any time since such date has failed to comply with, Applicable Laws (except for any such lack of compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole) or (B) or threatening to revoke any Permit (except for any such revocation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole) nor, to the Knowledge of Apogent, does any basis exist therefore. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of Apogent, has been threatened in writing against Apogent or any of its Subsidiaries.

                  (iii) Except with respect to Section 404 of SOX, Apogent is, and has been, in compliance in all material respects with the provisions of SOX applicable to it on or prior to the date hereof and has implemented such programs and has taken all reasonable steps necessary to ensure Apogent's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to Apogent after the date hereof.

                  (iv) As of the date hereof, except as and to the extent disclosed in the Apogent SEC Documents filed prior to the date of this Agreement, including the notes to the financial statements included therein, no action, audit, demand, claim, suit, proceeding, requirement or investigation by any Governmental Entity, and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting Apogent or any of its Subsidiaries or any of their respective properties, including Intellectual Property (as defined in Section 8.3(i)), is pending or, to the Knowledge of Apogent, threatened which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

                  (v) Neither Apogent nor any of its Subsidiaries is, or at any time since October 1, 2002 has been, subject to any outstanding order, injunction or decree which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

            (h)   Labor and Other Employment Matters.

                  (i) As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, or as set forth in Section 3.1(h)(i) of the Apogent Disclosure Schedule, (A) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other material labor disputes against Apogent or any of its Subsidiaries are pending or, to the Knowledge of Apogent, threatened, (B) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of Apogent, threatened against Apogent or any of its Subsidiaries, (C) neither Apogent nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees,
      (D) neither Apogent nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, (E) no employee of Apogent, at the officer level or above, has given written notice to Apogent or any of its Subsidiaries that any such employee intends to terminate his or her employment with Apogent or any of its Subsidiaries, (F) to the Knowledge of Apogent, no employee of Apogent or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement, common law nondisclosure obligations, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Apogent or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Apogent or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, (G) neither Apogent nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and (H) Apogent and its Subsidiaries are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988.

                  (ii) Except as set forth in Section 3.1(h)(ii) of the Apogent Disclosure Schedule, as of the date hereof,

                        (A) neither Apogent nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement, work rules or practices with a labor union, labor organization or works council, nor are any such agreements, work rules or practices presently being negotiated;

                        (B) none of the employees of Apogent or any of its Subsidiaries is represented by any labor union, labor organization or works council in his or her capacity as an employee of Apogent or any of its Subsidiaries;

                        (C) no labor union, labor organization or works council or group of employees of Apogent or any of its Subsidiaries has made a pending demand for recognition or certification to Apogent or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Apogent, threatened to be brought or filed with the National Labor Relations Board ("NLRB") or any other labor relations tribunal or authority; and

                        (D) to the Knowledge of Apogent, no labor union, labor organization or works council is seeking to organize any employees of Apogent or any of its Subsidiaries.

            (i)   Benefit Plans.

                  (i) Section 3.1(i)(i)(A) of the Apogent Disclosure Schedule sets forth a true and complete list of each written bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option or other equity compensation, phantom stock, stock-related or performance award, retirement, vacation, severance or termination pay, change in control, retention, disability, death benefit, hospitalization, medical, life insurance, loan, disability, and other similar plan, arrangement, agreement or understanding, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any employment agreement, consulting agreement, termination or severance agreement (such plans, agreements, arrangements or understandings, except any plan which is a Multiemployer Plan (as defined in Section 8.3(l)), collectively, "Benefit Plans") with or for the benefit of any current or former employee, officer or director of Apogent or any of its Subsidiaries or ERISA Affiliates (as defined in Section 3.1(i)(v)) or with respect to which Apogent or any of its Subsidiaries or ERISA Affiliates have any obligations or liabilities (the "Apogent Benefit Plans"). With respect to the Apogent Benefit Plans, no event has occurred, and there exists no condition or set of circumstances, which would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, under ERISA, the Code or any other Applicable Laws. Neither Apogent, nor any of its Subsidiaries, nor, to the Knowledge of Apogent, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Apogent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or any other Applicable Laws. Except as set forth in Section 3.1(i)(i)(B) of the Apogent Disclosure Schedule, Apogent has delivered or made available to Fisher true, correct and complete copies of all Apogent Benefit Plans (or, if not so delivered, has delivered or made available to Fisher a written summary of their material terms) and, with respect thereto, all amendments, trust agreements, insurance Contracts, other funding vehicles, determination letters issued by the Internal Revenue Service, the most recent annual reports (Form 5500 series) filed with the Internal Revenue Service and the most recent actuarial report or other financial statement relating to such Apogent Benefit Plan.

                  (ii) Each Apogent Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Laws and with the terms of all applicable collective bargaining agreements. Each Apogent Benefit Plan, including any material amendments thereto, that is capable of approval by, or registration or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant country, state, territory or the like (each, an "Approval") has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval), and no event has occurred which would reasonably be expected to result in the revocation of such Approval or the imposition of material sanctions by such authorities. Without limiting the generality of the foregoing, each Apogent Benefit Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter from the Internal Revenue Service that the Apogent Benefit Plan is so qualified and all related trusts are exempt from U.S. federal income taxation under
      Section 501(a) of the Code, and,
      to the Knowledge of Apogent, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification or exemption.

                  (iii) Except as set forth in Section 3.1(i)(iii) of the Apogent Disclosure Schedule, to the Knowledge of Apogent, no oral or written representation or commitment with respect to any material aspect of any Apogent Benefit Plan has been made to an employee or former employee of Apogent or any of its Subsidiaries by an authorized Apogent employee that is not materially in accordance with the written or otherwise pre-existing terms and provisions of such Apogent Benefit Plans. To the Knowledge of Apogent, neither Apogent nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them).

                  (iv) There are no material unresolved claims or disputes under the terms of, or in connection with, any Apogent Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any material claim or otherwise in connection with an Apogent Benefit Plan.

                  (v) Except as set forth in Section 3.1(i)(v) of the Apogent Disclosure Schedule, with respect to each Funded Retirement Plan (as defined below) of Apogent or any of its Subsidiaries, the aggregate value of the assets of such Funded Retirement Plan is equal to or greater than the aggregate value of its liabilities assessed on an ongoing and terminated basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Laws and GAAP. For purposes of this Agreement, "Funded Retirement Plan" means, with respect to a party, a Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA (whether or not such Benefit Plan is subject to ERISA) and under which the assets to satisfy the benefit obligations are legally segregated from the general assets of such party or any of its Subsidiaries and are not subject to the creditors of such party or any of its Subsidiaries. None of Apogent or any other Person or entity under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") with Apogent has incurred, or is reasonably expected to incur, any liability to a Funded Retirement Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would reasonably be expected to result in a material liability of Apogent and its Subsidiaries, taken as a whole, which liability has not been fully paid.

                  (vi) Section 3.1(i)(vi) of the Apogent Disclosure Schedule sets forth a true and complete list of each Multiemployer Plan to which Apogent or any ERISA Affiliate of Apogent contributes or is required to contribute, or to which or with respect to which, Apogent or any ERISA Affiliate of Apogent has any material liability.

                  (vii) Except as set forth in Section 3.1(i)(vii) of the Apogent Disclosure Schedule, no Apogent Benefit Plan provides health benefits (whether or not insured) with respect to employees or former employees of Apogent or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by Applicable Laws or benefits, the full cost of which is borne by the employee or former employee).

                  (viii) Except as set forth in Section 3.1(i)(viii)(A) of the Apogent Disclosure Schedule, and except with respect to each unvested Apogent Option and Apogent Restricted Stock Unit, each of which by its terms will automatically vest and, in the case of an Apogent Option, become exercisable and, in the case of an Apogent Restricted Stock Unit, become nonforfeitable, upon a change of control of Apogent, neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Apogent Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Apogent or any of its Subsidiaries. Except as set forth in Section 3.1(i)(viii)(B) of the Apogent Disclosure Schedule, there is no contract, agreement, plan or arrangement with an employee or former employee of Apogent to which Apogent or any of its Subsidiaries is a party as of the date of this Agreement that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

            (j)   Taxes.

                  (i) Each of Apogent and its Subsidiaries has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns (as defined below) required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority (as defined below) and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes (as defined in Section 3.1(j)(xi)) for all periods ending through the date hereof and

      (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                  (ii) There are no material Liens for Taxes upon any property or assets of Apogent or any of its Subsidiaries, except for liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Apogent SEC Documents filed prior to the date of this Agreement.

                  (iii) The most recent financial statements contained in the Apogent SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Apogent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (iv) Except as set forth in Section 3.1(j)(iv) of the Apogent Disclosure Schedule, there is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Apogent or any of its Subsidiaries which, if determined adversely, would be expected to result in a material Tax deficiency. Neither Apogent nor any of its Subsidiaries has received written notice of any claim made by a Governmental Entity in a jurisdiction where Apogent or any of its Subsidiaries, as applicable, does not file a Tax Return, that Apogent or such Subsidiary is or may be subject to taxation by that jurisdiction.

                  (v) The material income Tax Returns of Apogent and each of its Subsidiaries, including any predecessors thereof, have been examined by the applicable Tax Authority (or the applicable statutes of limitations for the assessment of income Taxes for such periods have expired) for all periods through and including September 30, 1999, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid or accrued as a liability on the most recent financial statements contained in the Apogent SEC Documents.

                  (vi) Except as set forth in Section 3.1(j)(vi) of the Apogent Disclosure Schedule, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Apogent or any of its Subsidiaries, and no power of attorney granted by either Apogent or any of its Subsidiaries with respect to any Taxes is currently in force.

                  (vii) Except as set forth in Section 3.1(j)(vii) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes (other than any agreements solely between Apogent and its Subsidiaries), and neither Apogent nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than a group the common parent of which is Apogent) or (B) has any liability for the Taxes of any Person (other than Apogent or any of its Subsidiaries) under Treasury
      Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (viii) Apogent and each of its Subsidiaries has delivered or made available to Fisher complete copies of all material income Tax Returns of Apogent and each of its Subsidiaries, including any predecessors thereof, for taxable years ending between October 1, 1999 and September 30, 2003, excepting such Tax Returns as have not been filed for the taxable year ending September 30, 2003 pursuant to appropriate extensions with respect thereto.

                  (ix) Except as set forth in Section 3.1(j)(ix) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has (A) agreed to make nor is it required to make any material adjustment under
      Section 481(a) of the Code by reason of a change in accounting method or otherwise; (B) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken (or caused to be taken) any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (x) Apogent is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (xi) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added; "Tax Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes; and "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including, without limitation, any information return, claim for refund, amended return, or declaration of estimated Taxes.

            (k) Interested Party Transactions. Since the date of the Apogent Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

            (l) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, (i) the operations of Apogent and its Subsidiaries are, and at all times since October 1, 2002 have been, in compliance with all applicable Environmental Laws (as defined in Section 8.3(f)), including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Apogent, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Apogent or any of its Subsidiaries or involving any real property currently or, to the Knowledge of Apogent, formerly owned, operated or leased or other sites at which Hazardous Materials (as defined in Section 8.3(h) were disposed of, or allegedly disposed of, by Apogent or any of its Subsidiaries, (iii) Apogent and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities (as defined in Section 8.3(g)), and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Apogent, formerly owned, operated or leased by Apogent or any of its Subsidiaries or operations thereon has resulted in or would reasonably be expected to result in Environmental Liabilities, and (iv) all real property owned or operated by Apogent or any of its Subsidiaries is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment.

            (m) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole, (i) Apogent or a Subsidiary of Apogent (A) owns and is listed in the records of the appropriate United States, state or foreign registry as the current owner of record for each application and registration of Intellectual Property or (B) has a legally enforceable right to use (in each case, free and clear of any Liens) all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) except as set forth in
Section 3.1(m)(ii) of the Apogent Disclosure Schedule, to the Knowledge of Apogent, the conduct of the business of Apogent and its Subsidiaries as currently conducted does not infringe on or misappropriate, either directly or indirectly (such as through contributory infringement or inducement to infringe), the Intellectual Property rights of any Person, and the use by Apogent or any of its Subsidiaries of any Intellectual Property is, to the Knowledge of Apogent, in accordance with any applicable grant, license, agreement, instrument or other arrangement pursuant to which Apogent or any Affiliate acquired the right to use such Intellectual Property; (iii) to the Knowledge of Apogent, no Person is misappropriating, infringing, diluting or otherwise violating any right of Apogent or any of its Subsidiaries with respect to any Intellectual Property owned or used by Apogent or any of its Subsidiaries, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any Person by Apogent or any of its Subsidiaries; (iv) to the Knowledge of Apogent, except as set forth in
Section 3.1(m)(iv) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has received written notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration, order or other adversarial proceeding (A) alleging infringement (or other violation) by Apogent or any of its Subsidiaries of Intellectual Property or other rights of any Person or (B) challenging Apogent's or any of its Subsidiaries' ownership or use of, or the validity, enforcement, registrability or maintenance of, any Intellectual Property owned or used by Apogent or any of its Subsidiaries, and, to the Knowledge of Apogent, no Intellectual Property owned or used by Apogent or any of its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property; (v) to the Knowledge of Apogent, the Intellectual Property owned or used by Apogent or any of its Subsidiaries
(A) has been duly maintained, (B) is subsisting, in full force and effect, (C) is valid and enforceable, (D) has not expired, been cancelled or abandoned and
(E) all maintenance, registration and renewal fees necessary to preserve the rights of Apogent in connection with such Intellectual Property have been paid in a timely manner, and there are no actions that must be taken by Apogent or any of its Subsidiaries within 90 days from the date hereof, including the payment of any registration, maintenance or renewal fees or the filing with the United States Patent and Trademark Office or such other appropriate U.S. or foreign office or similar administrative agency of documents, applications or certificates for the purposes of obtaining, maintaining, perfecting, preserving or renewing any rights in the registered or applied-for Intellectual Property;
(vi) to the Knowledge of Apogent, except as set forth in Section 3.1(m)(vi) of the Apogent Disclosure Schedule, neither Apogent nor any of its Subsidiaries has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which (A) restrict Apogent's or any of its Subsidiaries' right to use any Intellectual Property,
(B) restrict Apogent's or any of its Subsidiaries' businesses in order to accommodate a third Person's Intellectual Property rights, (C) permit third parties to use any Intellectual Property owned or controlled by Apogent or any of its Subsidiaries or (D) reasonably would be expected to provide a third Person a defense to patent infringement in connection with any Intellectual Property owned or used by Apogent; (vii) to the Knowledge of Apogent, Apogent and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the Intellectual Property and all other property used in the business of Apogent or any of its Subsidiaries as presently conducted; and (viii) each current and former employee of Apogent or any of its Subsidiaries who has contributed to or participated in research and development activities will not, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by Apogent or any of its Subsidiaries.

            (n) State Takeover Statutes. Apogent has, or will have prior to the Effective Time, taken all necessary action so that, assuming compliance by Fisher and Merger Sub with their respective obligations hereunder and the accuracy of the representations and warranties made by Fisher and Merger Sub herein, no "business combination," "moratorium," "fair price," "control share acquisition" or other state antitakeover statute or regulation, nor any takeover-related provision in the Apogent Organizational Documents, would (i) prohibit or restrict Apogent's ability to perform its obligations under this Agreement, any related agreement or the Articles of Merger or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement or the Articles of Merger, or any provision hereof or thereof, or (iii) subject Fisher to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Articles of Merger.

            (o) Brokers. Except for fees payable to Lehman Brothers Inc. ("Lehman"), no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Apogent.

            (p) Opinion of Financial Advisor. Apogent has received the opinion of its financial advisor, Lehman, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Apogent Common Stock.

            (q)   Material Contracts.

                  (i) For purposes of this Agreement, "Apogent Material Contract" shall mean:

                        (A) Any employment, severance, consulting or other Contract with an employee or former employee, officer or director of Apogent or any Subsidiary of Apogent (other than any unwritten Contract for the employment of any such employee or former employee implied at law) which will require the payment of amounts by Apogent or any Subsidiary of Apogent, as applicable, after the date hereof in excess of $250,000 per annum;

                        (B) Any collective bargaining Contract with any labor union;

                        (C) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $2,500,000;

                        (D) Any Contract containing covenants of Apogent or any Subsidiary of Apogent (1) to indemnify or hold harmless another Person or group of Persons, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, would not reasonably be expected to exceed a maximum of $1,000,000 (except for product warranty obligations in Contracts for the sale of goods in the ordinary course of business) or (2) not to (or otherwise restrict or limit the ability of Apogent or any of its Subsidiaries to) compete in any line of business or geographic area;

                        (E) Any Contract requiring aggregate future payments or expenditures in excess of $2,500,000 and relating to cleanup, abatement, remediation or similar actions in connection with environmental liabilities;

                        (F) Any license, royalty Contract or other Contract with respect to Intellectual Property which, pursuant to the terms thereof, requires payments by Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum;

                        (G) Any Contract pursuant to which Apogent or any Subsidiary of Apogent has entered into a partnership or joint venture with any other Person (other than Apogent or any Subsidiary of Apogent);

                        (H) Any indenture, mortgage, loan, guarantee or credit Contract under which Apogent or any Subsidiary of Apogent has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise or any guaranteed indebtedness for money borrowed by others, in each case, for or guaranteeing an amount in excess of $2,500,000;

                        (I) Any Contract under which Apogent or any Subsidiary of Apogent is (1) a lessee of real property, (2) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, (3) a lessor of real property, or (4) a lessor of any tangible personal property owned by Apogent or any Subsidiary of Apogent, in each case which requires annual payments in excess of $1,000,000;

                        (J) Any Contract (other than purchase or sale orders in the ordinary course of business that are terminable or cancelable without penalty on 90 days' notice or less) under which Apogent or any Subsidiary of Apogent is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum;

                        (K) Any material Contract (including guarantees) between Apogent or any wholly-owned Subsidiary of Apogent and another Subsidiary of Apogent that is not wholly-owned by Apogent;

                        (L) Any Contract which requires payments by Apogent or any Subsidiary of Apogent in excess of

      $1,000,000 per annum containing "change of control" or similar provisions;

                        (M) Any Contract entered into on or after January 1, 2001 relating to the acquisition or disposition of any business or any assets (whether by merger, sale of stock or assets or otherwise), in an amount in excess of $5,000,000 (all of which Contracts have been made available to Fisher prior to the date hereof in the data room maintained by Apogent's counsel in connection with the transactions contemplated hereby);

                        (N) Any Contract (other than Contracts of the type described in subclauses (A) through (M) above) that involves aggregate payments by or to Apogent or any Subsidiary of Apogent in excess of $1,000,000 per annum, other than purchase or sales orders or other Contracts entered into in the ordinary course of business consistent with past practice that are terminable or cancelable without penalty on 90 days' notice or less; and

                        (O) Any Contract the termination or breach of which, or the failure to obtain consent in respect of, would reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

                  (ii) Schedule. Section 3.1(q)(ii) of the Apogent Disclosure Schedule sets forth a list of all Apogent Material Contracts as of the date hereof, except for the Contracts referred to in clause (M) of the foregoing subsection (i) as having been made available in the data room maintained by Apogent's counsel in connection with the transactions contemplated hereby. With respect to the Contracts described in (i) Section 3.1(q)(i)(D), (F), (I), (J),
(L) and (N) of this Agreement, Section 3.1(q)(ii) of the Apogent Disclosure Schedule sets forth only Contracts which require payments, or in the case of clause (D) involve obligations, in excess of $2,500,000 and (ii) Section 3.1(q)(i)(N) of this Agreement, Section 3.1(q)(ii) of the Apogent Disclosure Schedule sets forth only Contracts involving payments to Apogent, or any Subsidiary of Apogent, in excess of $10,000,000.

                  (iii) No Breach. All Apogent Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole. Neither Apogent nor any of its Subsidiaries, nor, to Apogent's Knowledge, any counterparty to any Apogent Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Apogent Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

            (r) Real Property. Section 3.1(r)(i) of the Apogent Disclosure Schedule lists all material real property owned in fee by Apogent or any of its Subsidiaries (the "Apogent Owned Real Property") or leased by Apogent or any of its Subsidiaries as lessee (the "Apogent Leased Real Property"). Apogent or any of its Subsidiaries owns good and valid title to the Apogent Owned Real Property and has valid and enforceable leasehold interests under the leases with respect to the Apogent Leased Real Property, free and clear of all Liens other than (i) Permitted Liens (as defined in Section 8.3(m) and (ii) easements, covenants, rights-of-way and other encumbrances or restrictions, whether recorded or referred to in an applicable lease or unrecorded, which do not materially impair the continued use of the property subject thereto as currently used, but in no event, with respect to clauses (i) and (ii), environmental or Tax Liens, judgments, lis pendens or any Lien that would render the title to the Apogent Owned Real Property uninsurable by a reputable title insurance company. All of the improvements located on any Apogent Owned Real Property or Apogent Leased Real Property are in good condition and repair (subject to normal wear and tear) without any structural defects of any kind. Except as set forth in Section 3.1(r)(i) of the Apogent Disclosure Schedule, each material lease with respect to the Apogent Leased Real Property is valid, unmodified and in full force and effect, and there are no material subleases with respect to the Apogent Leased Real Property. Neither any landlord nor Apogent nor any of its Subsidiaries party to any material lease with respect to the Apogent Leased Real Property is in monetary or other material default under any such lease.

            (s) Apogent Rights Agreement. Apogent has taken all action so that the execution of this Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Apogent Rights Agreement or enable, require or cause the Apogent Rights to be exercised, distributed or triggered thereunder.

      SECTION 3.2 Representations and Warranties of Fisher and Merger Sub. Except as set forth in (x) the disclosure schedule dated as of the date of this Agreement and executed and delivered by Fisher and Merger Sub to Apogent concurrently with or prior to the execution and delivery by Fisher and Merger Sub of this Agreement (the "Fisher Disclosure Schedule") and (y) the Fisher SEC Documents filed prior to the date hereof (as defined in Section 4.1(d), Fisher and Merger Sub represent and warrant to Apogent as set forth in this Article
III. Each disclosure set forth in the Fisher Disclosure Schedule, and any other information included in the Fisher Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of, and shall qualify and be treated as an exception to, such subsection, except to the extent that disclosure in one subsection of the Fisher Disclosure Schedule is specifically referred to in another subsection of the Fisher Disclosure Schedule by appropriate cross-reference and except to the extent that the relevance of a disclosure in one subsection of the Fisher Disclosure Schedule to another subsection of the Fisher Disclosure Schedule is reasonably apparent. The parties hereby agree that no reference to or disclosure of any item or other matter in the Fisher Disclosure Schedule shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Fisher Disclosure Schedule or (3) any breach or violation of Applicable Laws or any Contract exists or has actually occurred.

            (a) Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

                  (i) Organization, Standing and Corporate Power. Fisher and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate (or similar) power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as currently conducted, except for those jurisdictions in which the failure to have such power, authority or government approvals and to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(k)) on Fisher and its Subsidiaries, taken as a whole. Each of Fisher and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties makes such qualification, licensing or good standing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

                  (ii) Charter Documents. Fisher and Merger Sub have delivered or made available to Apogent prior to the execution of this Agreement complete and correct copies of (A) the Amended and Restated Certificate of Incorporation of Fisher (including any certificates of designation), as amended and currently in effect (the "Fisher Charter"), and the bylaws of Fisher, as amended and currently in effect (the "Fisher Bylaws," and, together with the Fisher Charter, the "Fisher Organizational Documents") and (B) the articles of incorporation and bylaws of Merger Sub and articles or certificate of incorporation and bylaws or like organizational documents of each of the Fisher Significant Subsidiaries (as defined in Section 3.2(a)(iii)), as amended and currently in effect (collectively, the "Fisher Subsidiary Organizational Documents"), and each such instrument is in full force and effect. Fisher is not in material violation of the Fisher Organizational Documents and no Fisher Significant Subsidiary (as defined below) is in material violation of its Fisher Subsidiary Organizational Documents.

                  (iii) Subsidiaries. Section 3.2(a)(iii) of the Fisher Disclosure Schedule lists all the Subsidiaries of Fisher which, as of the date of this Agreement, are significant subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC) (the "Fisher Significant Subsidiaries"). Except as set forth in Section 3.2(a)(iii) of the Fisher Disclosure Schedule, all the outstanding shares of capital stock of, or other equity interests in, each Fisher Significant Subsidiary have been validly issued and are fully paid and nonassessable (subject, in the case of Merger Sub, to Section 180.0622(2)(b) of the WBCL, as judicially interpreted, to the extent applicable) and are owned directly or indirectly by Fisher, free and clear of all Liens and free of any other restriction (including preemptive rights and any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

            (b)   Capital Structure.

                  (i) The authorized capital stock of Fisher consists of 500,000,000 shares of Fisher Common Stock and 15,000,000 shares of preferred stock, par value $0.01 per share ("Fisher Preferred Stock"). At the close of business on March 12, 2004, (A) 63,791,017 shares of Fisher Common Stock were issued and outstanding; (B) 262,645 shares of Fisher Common Stock were held by Fisher in its treasury; (C) no shares of Fisher Preferred Stock were issued and outstanding; (D) 6,320,580 shares of Fisher Common Stock were reserved for issuance upon conversion of Fisher's 2.5% convertible senior notes due 2023; (E) 3,731,340 shares of Fisher Common Stock were reserved for issuance upon conversion of Fisher's 3.25% convertible senior notes due 2024; (F) 12,636,983 shares of Fisher Common Stock were reserved for issuance pursuant to the 1998 Equity and Incentive Plan, as effective as of May 12, 1998 (the "Fisher 1998 Plan"), the 2001 Equity and Incentive Plan, as effective as of May 16, 2001 (the "Fisher 2001 Plan") and the 2003 Equity and Incentive Plan, as effective as of May 2, 2003 (the "Fisher 2003 Plan") (such plans, collectively, the "Fisher Stock Plans"), complete and correct copies of which, in each case as amended, have been filed as exhibits to the Fisher SEC Documents (as defined in Section 3.2(d)(i)) prior to the date of this Agreement or delivered to Apogent; and (G) 1,653,585 warrants were issued and outstanding, with such warrants convertible into 1,653,585 shares of Fisher Common Stock. Each outstanding share of capital stock of Fisher is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

                  (ii) As of the close of business on March 12, 2004, 10,405,815 shares of Fisher Common Stock were subject to issuance pursuant to outstanding options to acquire shares of Fisher Common Stock ("Fisher Options") under the Fisher Stock Plans. All shares of Fisher Common Stock subject to issuance under the Fisher Stock Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in
      Section 3.2(b)(ii) of the Fisher Disclosure Schedule, there are no commitments or agreements of any character to which Fisher is a party or otherwise bound obligating Fisher to accelerate the vesting of any Fisher Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events), and there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Fisher.

                  (iii) No Voting Debt of Fisher is issued or outstanding as of the date hereof.

                  (iv) Except as set forth in Section 3.2(b)(iv) of the Fisher Disclosure Schedule, as of March 12, 2004, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Fisher or any of its Subsidiaries is a party or by which any of them is bound obligating Fisher or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Fisher or any of its Subsidiaries, or obligating Fisher or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of Fisher Common Stock, all outstanding Fisher Options and all outstanding shares of capital stock of each Subsidiary of Fisher have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other Applicable Laws and (B) all requirements set forth in applicable material Contracts.

                  (v) Since October 1, 2003, and through the date hereof, except as set forth in Section 3.2(b)(v) or Section 3.2(b)(ii) of the Fisher Disclosure Schedule, other than (A) issuances of Fisher Common Stock pursuant to the exercise of Fisher Options granted under Fisher Stock Plans, (B) repurchases of Fisher Common Stock from employees of Fisher following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (C) issuances of Fisher Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of Fisher Common Stock to defined contribution plans sponsored by Fisher and (D) grants of Fisher Options under Fisher Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of Fisher,
      (2) the number of Fisher Options outstanding or (3) the number of other options, warrants or other rights to purchase Fisher capital stock.

                  (vi) Except as set forth in Section 3.2(b)(ii) or Section 3.2(b)(vi) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries is a party to any currently effective agreement (A) restricting the purchase or transfer of, (B) relating to the voting of,
      (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring registration of or (E) granting any preemptive or antidilutive rights with respect to any capital stock of Fisher or any of its Subsidiaries or any securities of the type referred to in Section 3.2(b)(iv) hereof.

                  (vii) Except as set forth in Section 3.2(b)(vii) of the Fisher Disclosure Schedule, other than its Subsidiaries, as of the date hereof, Fisher does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to Fisher and its Subsidiaries, taken as a whole. There are no outstanding contractual obligations of Fisher or any of its Subsidiaries to make any loan to, or any equity or other investment (in the form of a capital contribution or otherwise) in, any Subsidiary of Fisher or any other Person, other than guarantees by Fisher of any indebtedness or other obligations of any wholly-owned Subsidiary of Fisher and other than loans made in the ordinary course consistent with past practice to employees of Fisher and its Subsidiaries.

                  (viii) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding. Fisher is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub. Merger Sub was formed at the direction of Fisher prior to the date hereof, solely for the purposes of effecting the Merger and the other transactions contemplated hereby. Except as required by or provided for in this Agreement, Merger Sub (x) does not hold, nor has it held, any assets, (y) does not have, nor has it incurred, any liabilities and (z) has not carried on any business activities other than in connection with the Merger and the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

                  (ix) Neither Fisher nor any of its Subsidiaries owns any shares of capital stock of Apogent or any of its Subsidiaries. Neither Fisher nor Merger Sub is, or will become prior to the Effective Time, a "significant shareholder" or an "interested stockholder" with respect to Apogent within the meaning of Sections 180.1130(11) and 180.1140(8), respectively, of the WBCL.

            (c) Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

                  (i) Authority. Each of Fisher and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fisher and Merger Sub, and the consummation by Fisher and Merger Sub of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Fisher and Merger Sub, and no other corporate proceedings on the part of Fisher or Merger Sub and no stockholder or shareholder votes, as applicable, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than, with respect to approval of the Stock Issuance, the Fisher Stockholder Approval (as defined in Section 3.2(c)(iii)). This Agreement has been duly executed and delivered by Fisher and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by Apogent, this Agreement constitutes the legal, valid and binding obligation of each of Fisher and Merger Sub, enforceable against Fisher and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (ii) Board Approval. The Board of Directors of Fisher has (A) determined that this Agreement, the Merger and the Stock Issuance are advisable and fair to and in the best interests of Fisher and its shareholders, (B) duly approved and adopted this Agreement, the Merger, the Stock Issuance and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend the Stock Issuance to its stockholders for approval and (D) subject to Section 5.1(b), directed that the Stock Issuance be submitted to its stockholders for consideration in accordance with this Agreement.

                  (iii) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Fisher Common Stock present in person or by proxy in favor of the Stock Issuance at a meeting duly called and held for approval of the Stock Issuance (the "Fisher Stockholder Approval") is the only vote of the holders of any class or series of Fisher capital stock necessary to approve the Stock Issuance, and no other vote of the holders of any class or series of Fisher capital stock is necessary to approve the Stock Issuance.

                  (iv) No Conflict. Except as set forth in Section 3.2(c)(iv) of the Fisher Disclosure Schedule, the execution and delivery of this Agreement by Fisher and Merger Sub do not, and the consummation by Fisher and Merger Sub of the transactions contemplated hereby and compliance by Fisher and Merger Sub with the provisions of this Agreement will not, conflict with, result in any violation or breach of or change of control or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Fisher or any of its Subsidiaries or any restriction on the conduct of Fisher's business or operations under, (A) the Fisher Organizational Documents or the Fisher Subsidiary Organizational Documents, (B) any Contract or Fisher Permit (as defined in
      Section 3.2(g)(i)) or (C) subject to the governmental filings and other matters referred to in Section 3.2(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Fisher or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or Merger Sub.

                  (v) Required Filings or Consents. No consent, approval, order or authorization or permit of, action by or in respect of, registration, declaration or filing with, or notification to, any Governmental Entity or any other Person is required to be made, obtained, performed or given to or with respect to Fisher or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Fisher or Merger Sub, the approval of the Stock Issuance or the consummation by Fisher or Merger Sub of the transactions contemplated hereby, except for:

      (A) the filing of a pre-merger notification and report form by Fisher and Merger Sub under the HSR Act and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

      (B)   the filing with the SEC of:

            (1)   the Form S-4 (including the Joint Proxy Statement);

            (2) such reports and filings under Section 13(a), 13(d), 14(a), 15(d) or 16(a) of the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby;

      (C) the filing of the Articles of Merger with the DFI and appropriate documents with the NYSE and the relevant authorities of other states in which Fisher or Merger Sub are qualified to do business and such filings as may be necessary in accordance with state securities or other "blue sky" laws;

      (D)   the Fisher Stockholder Approval;

      (E)   the consents, approvals, orders or authorizations set forth in
            Section 3.2(c)(v) of the Fisher Disclosure Schedule; and

      (F) other such consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or Merger Sub.

            (d)   SEC Documents; Financial Statements.

                  (i) Fisher has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) presently required to be so filed by Fisher since October 1, 2002 (excluding the Form S-4 and the Joint Proxy Statement, the "Fisher SEC

      Documents"). As of their respective dates, the Fisher SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, to the extent in effect, SOX and the rules and regulations of the SEC promulgated thereunder applicable to such Fisher SEC Documents, and none of the Fisher SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Fisher SEC Document filed with the SEC prior to the date hereof. No Subsidiary of Fisher is subject to the periodic reporting requirements of the Exchange Act.

                  (ii) Each of the principal executive officer of Fisher and the principal financial officer of Fisher (or each former principal executive officer of Fisher and each former principal financial officer of Fisher, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Fisher SEC Documents. For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither Apogent nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of
      Section 402 of SOX.

                  (iii) The financial statements of Fisher included in the Fisher SEC Documents, including each Fisher SEC Document filed after the date hereof until the Effective Time, comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Fisher and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). The financial books and records of Fisher and its Subsidiaries, taken as a whole, are true and correct in all material respects.

                  (iv) Except as reflected or reserved against in the balance sheet of Fisher, dated December 31, 2003, included in the Form 10-K filed by Fisher with the SEC on March 12, 2004 (including the notes thereto, the "Fisher Balance Sheet") and except as set forth in Section 3.2(d)(iv) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, known or unknown, contingent or otherwise) nor, to the Knowledge of Fisher, does any basis exist therefor, other than (A) liabilities or obligations incurred since January 1, 2004 in the ordinary course of business consistent with past practice which would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, (B) liabilities or obligations under the Fisher Material Contracts set forth in Section 3.2(q)(ii) of the Fisher Disclosure Schedule, (C) liabilities or obligations incurred pursuant to Contracts entered into after the date hereof not in violation of this Agreement and (D) liabilities or obligations incurred pursuant to this Agreement or the transactions contemplated hereby.

                  (v) Except as set forth in Section 3.2(d)(v) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including without limitation any contract or arrangement relating to any transaction or relationship between or among Fisher and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S of the SEC)), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Fisher or any of its Subsidiaries in Fisher's or such Subsidiary's published financial statements or other Fisher SEC Documents.

                  (vi) No "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) filed as an exhibit to the Fisher Form 10-K has been amended or modified, except for amendments or modifications permitted under this Agreement which have been filed as an exhibit to a subsequently dated Fisher SEC Document or are not required to be filed with the SEC.

            (e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Fisher or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Fisher's stockholders or at the time of the Fisher Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing provisions of this Section 3.2(e), no representation or warranty is made by Fisher with respect to information or statements made or incorporated by reference in the Form S-4 or the Joint Proxy Statement which were not supplied by or on behalf of Fisher.

                  (f)   Absence of Certain Changes or Events.

                        (i) Except as set forth in Section 3.2(f) of the Fisher Disclosure Schedule, since January 1, 2004 through the date hereof, except as and to the extent disclosed in the Fisher SEC Documents filed prior to the date of this Agreement and except for liabilities incurred pursuant to this Agreement or the transactions contemplated hereby:

            (A) Fisher and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

            (B) there has not been any split, combination or reclassification of any of Fisher's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of or in substitution for, shares of Fisher's capital stock;

            (C) except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by Fisher; and

            (D) there has not been any action taken by Fisher or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b), other than actions in connection with entering into this Agreement.

                        (ii) Since January 1, 2004 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

                  (g)   Compliance with Applicable Laws; Permits; Litigation.

                        (i) Fisher, its Subsidiaries and employees hold all authorizations, permits, licenses, certificates, easements, concessions, franchises, variances, exemptions, orders, consents, registrations, approvals and clearances of all Governmental Entities (including all authorizations under the FDCA and the regulations of the FDA promulgated thereunder) and third Persons which are required for Fisher and its Subsidiaries to own, lease and operate its properties and other assets and to carry on their respective businesses in the manner described in the Fisher SEC Documents filed prior to the date hereof and as they are being conducted as of the date hereof (the "Fisher Permits"), and all Fisher Permits are valid and in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Fisher Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

                        (ii) Except as set forth in Section 3.2(g)(ii) of the Fisher Disclosure Schedule, Fisher and its Subsidiaries are, and have been at all times since October 1, 2002, in compliance with the terms of the Fisher Permits and all Applicable Laws relating to Fisher and its Subsidiaries or their respective businesses, assets or properties, except where the failure to be in compliance with the terms of the Fisher Permits or such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole. Except as set forth in Section 3.2(g)(ii) of the Fisher Disclosure Schedule, since October 1, 2002, neither Fisher nor any of its Subsidiaries has received any written notification from any Governmental Entity (A) asserting that Fisher or any of its Subsidiaries is not in compliance with, or at any time since such date has failed to comply with, Applicable Laws (except for any such lack of compliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole) or (B) threatening to revoke any Permit (except for any such revocation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole) nor, to the Knowledge of Fisher, does any basis exist therefore. As of the date hereof, no material investigation or review by any Governmental Entity is pending or, to the Knowledge of Fisher, has been threatened in writing against Fisher or any of its Subsidiaries.

                        (iii) Except with respect to Section 404 of SOX, Fisher is, and has been, in compliance in all material respects with the provisions of SOX applicable to it on or prior to the date hereof and has implemented such programs and has taken all reasonable steps necessary to ensure Fisher's future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all provisions of SOX which shall become applicable to Fisher after the date hereof.

                        (iv) As of the date hereof, except as and to the extent disclosed in the Fisher SEC Documents filed prior to the date of this Agreement, including the notes to the financial statements included therein, no action, audit, demand, claim, suit, proceeding, requirement or investigation by any Governmental Entity, and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting Fisher or any of its Subsidiaries or any of their respective properties, including Intellectual Property, is pending or, to the Knowledge of Fisher, threatened which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or Merger Sub.

                        (v) Neither Fisher nor any of its Subsidiaries is, or at any time since October 1, 2002 has been, subject to any outstanding order, injunction or decree which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

                  (h)   Labor and Other Employment Matters.

                        (i) As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, or as set forth in Section 3.2(h)(i) of the Fisher Disclosure Schedule,
      (A) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other material labor disputes against Fisher or any of its Subsidiaries are pending or, to the Knowledge of Fisher, threatened, (B) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of Fisher, threatened against Fisher or any of its Subsidiaries, (C) neither Fisher nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (D) neither Fisher nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, (E) no employee of Fisher at the officer level or above has given written notice to Fisher or any of its Subsidiaries that any such employee intends to terminate his or her employment with Fisher or any of its Subsidiaries, (F) to the Knowledge of Fisher, no employee of Fisher or any of its Subsidiaries is in any respect in violation of any term of any employment contract, nondisclosure agreement, common law nondisclosure obligations, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Fisher or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Fisher or any of its Subsidiaries or to the use of trade secrets or proprietary information of others,(G) neither Fisher nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices and (H) Fisher and its Subsidiaries are in compliance with all applicable laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment and the termination of employment, including but not limited to any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988.

                        (ii) Except as set forth in Section 3.2(h)(ii) of the Fisher Disclosure Schedule, as of the date hereof,

                              (A) neither Fisher nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement, work rules or practices with a labor union, labor organization or works council, nor are any such agreements, work rules or practices presently being negotiated;

                              (B) none of the employees of Fisher or any of its Subsidiaries is represented by any labor union, labor organization or works council in his or her capacity as an employee of Fisher or any of its Subsidiaries;

                              (C) no labor union, labor organization or works council or group of employees of Fisher or any of its Subsidiaries has made a pending demand for recognition or certification to Fisher or any of its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Fisher, threatened to be brought or filed with the NLRB or any other labor relations tribunal or authority; and

                              (D) to the Knowledge of Fisher, no labor union, labor organization or works council is seeking to organize any employees of Fisher or any of its Subsidiaries.

                  (i)   Benefit Plans.

                        (i) Section 3.2(i)(i)(A) of the Fisher Disclosure Schedule sets forth a true and complete list of each Benefit Plan with or for the benefit of any current or former employee, officer or director of Fisher or any of its Subsidiaries or ERISA Affiliates or with respect to which Fisher or any of its Subsidiaries or ERISA Affiliates have any obligations or liabilities (the "Fisher Benefit Plans"). With respect to the Fisher Benefit Plans, no event has occurred, and there exists no condition or set of circumstances, which would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, under ERISA, the Code or any other Applicable Laws. Neither Fisher, nor any of its Subsidiaries, nor, to the Knowledge of Fisher, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Fisher Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or any other Applicable Laws. Except as set forth in Section 3.2(i)(i)(B) of the Fisher Disclosure Schedule, Fisher has delivered or made available to Apogent true, correct and complete copies of all Fisher Benefit Plans (or, if not so delivered, has delivered or made available to Apogent a written summary of their material terms) and, with respect thereto, all amendments, trust agreements, insurance Contracts, other funding vehicles, determination letters issued by the Internal Revenue Service, the most recent annual reports (Form 5500 series) filed with the Internal Revenue Service and the most recent actuarial report or other financial statement relating to such Fisher Benefit Plan.

                        (ii) Each Fisher Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Laws and with the terms of all applicable collective bargaining agreements. Each Fisher Benefit Plan, including any material amendments thereto, that is capable of Approval has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval), and no event has occurred which would reasonably be expected to result in the revocation of such Approval or the imposition of material sanctions by such authorities. Without limiting the generality of the foregoing, each Fisher Benefit Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter from the Internal Revenue Service that the Fisher Benefit Plan is so qualified and all related trusts are exempt from U.S. federal income taxation under
      Section 501(a) of the Code, and, to the Knowledge of Fisher, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification or exemption.

                        (iii) Except as set forth in Section 3.2(i)(iii) of the Fisher Disclosure Schedule, to the Knowledge of Fisher, no oral or written representation or commitment with respect to any material aspect of any Fisher Benefit Plan has been made to an employee or former employee of Fisher or any of its Subsidiaries by an authorized Fisher employee that is not materially in accordance with the written or otherwise pre-existing terms and provisions of such Fisher Benefit Plans. To the Knowledge of Fisher, neither Fisher nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the implementation of any layoff, redundancy, severance or similar program within its or their respective workforces (or any part of them).

                        (iv) There are no material unresolved claims or disputes under the terms of, or in connection with, any Fisher Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any material claim or otherwise in connection with a Fisher Benefit Plan.

                        (v) Except as set forth in Section 3.2(i)(v) of the Fisher Disclosure Schedule, with respect to each Funded Retirement Plan of Fisher or any of its Subsidiaries, the aggregate value of the assets of such Funded Retirement Plan is equal to or greater than the aggregate value of its liabilities assessed on an ongoing and terminated basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Laws and GAAP. None of Fisher or any ERISA Affiliate of Fisher has incurred, or is reasonably expected to incur, any liability to a Funded Retirement Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would reasonably be expected to result in a material liability of Fisher and its Subsidiaries, taken as a whole, which liability has not been fully paid.

                        (vi) Section 3.2(i)(vi) of the Fisher Disclosure Schedule sets forth a true and complete list of each Multiemployer Plan to which Fisher or any ERISA Affiliate of Fisher contributes or is required to contribute, or to which, or with respect to which, Fisher or any ERISA Affiliate of Fisher has any material liability.

                        (vii) Except as set forth in Section 3.2(i)(vii) of the Fisher Disclosure Schedule, no Fisher Benefit Plan provides health benefits (whether or not insured), with respect to employees or former employees of Fisher or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by Applicable Laws or benefits, the full cost of which is borne by the employee or former employee).

                        (viii) Except as set forth in Section 3.2(i)(viii)(A) of the Fisher Disclosure Schedule, neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Fisher Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Fisher or any of its Subsidiaries. Except as set forth in Section 3.2(i)(viii)(B) of the Fisher Disclosure Schedule, there is no contract, agreement, plan or arrangement with an employee or former employee of Fisher to which Fisher or any of its Subsidiaries is a party as of the date of this Agreement that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

                  (j)   Taxes.

                        (i) Each of Fisher and its Subsidiaries has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes for all periods ending through the date hereof and

      (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                        (ii) There are no material Liens for Taxes upon any property or assets of Fisher or any of its Subsidiaries, except for liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Fisher SEC Documents filed prior to the date of this Agreement.

                        (iii) The most recent financial statements contained in the Fisher SEC Documents reflect an adequate reserve in accordance with GAAP for all Tax liabilities of Fisher and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                        (iv) Except as set forth in Section 3.2(j)(iv) of the Fisher Disclosure Schedule, there is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Fisher or any of its Subsidiaries which, if determined adversely, would be expected to result in a material Tax deficiency. Neither Fisher nor any of its Subsidiaries has received written notice of any claim made by a Governmental Entity in a jurisdiction where Fisher or any of its Subsidiaries, as applicable, does not file a Tax Return, that Fisher or such Subsidiary is or may be subject to taxation by that jurisdiction.

                        (v) The material income Tax Returns of Fisher and each of its Subsidiaries, including any predecessors thereof, have been examined by the applicable Tax Authority (or the applicable statutes of limitations for the assessment of income Taxes for such periods have expired) for all periods through and including December 31, 2001, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid or accrued as a liability on the most recent financial statements contained in the Fisher SEC Documents.

                        (vi) Except as set forth in Section 3.2(j)(vi) of the Fisher Disclosure Schedule, there are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Fisher or any of its Subsidiaries, and no power of attorney granted by either Fisher or any of its Subsidiaries with respect to any Taxes is currently in force.

                        (vii) Except as set forth in Section 3.2(j)(vii) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes (other than agreements solely between Fisher and its Subsidiaries), and neither Fisher nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax

      Return (other than a group the common parent of which is Fisher) or (B) has any liability for the Taxes of any Person (other than Fisher or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                        (viii) Fisher and each of its Subsidiaries has delivered or made available to Apogent complete copies of all material income Tax Returns of Fisher and each of its Subsidiaries, including any predecessors thereof, for taxable years ending between January 1, 1999 and December 31, 2003, excepting such Tax Returns as have not been filed for the taxable year ending December 31, 2003 pursuant to appropriate extensions with respect thereto.

                        (ix) Except as set forth in Section 3.1(j)(ix) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has
      (A) agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (B) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (C) taken (or caused to be taken) any action or knows of any fact, agreement, plan or other circumstance that would reasonably be expected to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                        (x) Fisher is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (k) Interested Party Transactions. Since the date of the Fisher Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

                  (l) Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, (i) the operations of Fisher and its Subsidiaries are, and at all times since October 1, 2002 have been, in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) there are no pending or, to the Knowledge of Fisher, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Fisher or any of its Subsidiaries or involving any real property currently or, to the Knowledge of Fisher, formerly owned, operated or leased or other sites at which Hazardous Materials were disposed of, or allegedly disposed of, by Fisher or any of its Subsidiaries, (iii) Fisher and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities, and no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Fisher, formerly owned, operated or leased by Fisher or any of its Subsidiaries or operations thereon has resulted in or would reasonably be expected to result in Environmental Liabilities, and (iv) all real property owned or operated by Fisher or any of its Subsidiaries is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment.

                  (m) Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole, (i) Fisher or a Subsidiary of Fisher (A) owns and is listed in the records of the appropriate United States, state or foreign registry as the current owner of record for each application and registration of Intellectual Property or (B) has a legally enforceable right to use (in each case, free and clear of any Liens) all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) except as set forth in
Section 3.1(m)(ii) of the Fisher Disclosure Schedule, to the Knowledge of Fisher, the conduct of the business of Fisher and its Subsidiaries as currently conducted does not infringe on or misappropriate, either directly or indirectly (such as through contributory infringement or inducement to infringe), the Intellectual Property rights of any Person, and the use by Fisher or any of its Subsidiaries of any Intellectual Property is, to the Knowledge of Fisher, in accordance with any applicable grant, license, agreement, instrument or other arrangement pursuant to which Fisher or any Affiliate acquired the right to use such Intellectual Property; (iii) to the Knowledge of Fisher, no Person is misappropriating, infringing, diluting or otherwise violating any right of Fisher or any of its Subsidiaries with respect to any Intellectual Property owned or used by Fisher or any of its Subsidiaries, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any Person by Fisher or any of its Subsidiaries; (iv) to the Knowledge of Fisher, except as set forth in Section 3.2(m)(iv) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has received written notice by any Person of any pending or threatened claim, suit, action, mediation, arbitration, order or other adversarial proceeding (A) alleging infringement (or other violation) by Fisher or any of its Subsidiaries of Intellectual Property or other rights of any Person or (B) challenging Fisher's or any of its Subsidiaries' ownership or use of, or the validity, enforcement, registrability or maintenance of, any Intellectual Property owned or used by Fisher or any of its Subsidiaries, and, to the Knowledge of Fisher, no Intellectual Property owned or used by Fisher or any of its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property; (v) to the Knowledge of Fisher, the Intellectual Property owned or used by Fisher or any of its Subsidiaries (A) has been duly maintained, (B) is subsisting, in full force and effect, (C) is valid and enforceable, (D) has not expired, been cancelled or abandoned and (E) all maintenance, registration and renewal fees necessary to preserve the rights of Fisher in connection with such Intellectual Property have been paid in a timely manner, and there are no actions that must be taken by Fisher or any of its Subsidiaries within 90 days from the date hereof, including the payment of any registration, maintenance or renewal fees or the filing with the United States Patent and Trademark Office or such other appropriate U.S. or foreign office or similar administrative agency of documents, applications or certificates for the purposes of obtaining,


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
maintaining, perfecting, preserving or renewing any rights in the registered or applied-for Intellectual Property; (vi) to the Knowledge of Fisher, except as set forth in Section 3.2(m)(vi) of the Fisher Disclosure Schedule, neither Fisher nor any of its Subsidiaries has entered into any consents, judgments, orders, indemnifications, forbearances to sue, settlement agreements, licenses or other arrangements which (A) restrict Fisher's or any of its Subsidiaries' right to use any Intellectual Property, (B) restrict Fisher's or any of its Subsidiaries' businesses in order to accommodate a third Person's Intellectual Property rights, (C) permit third parties to use any Intellectual Property owned or controlled by Fisher or any of its Subsidiaries or (D) reasonably would be expected to provide a third Person a defense to patent infringement in connection with any Intellectual Property owned or used by Fisher; (vii) to the Knowledge of Fisher, Fisher and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the Intellectual Property and all other property used in the business of Fisher or any of its Subsidiaries as presently conducted; and (viii) each current and former employee of Fisher or any of its Subsidiaries who has contributed to or participated in research and development activities will not, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property owned or used by Fisher or any of its Subsidiaries.

                  (n) State Takeover Statutes. Article Sixteenth of the Fisher Charter provides that Fisher has expressly elected not to be governed by Section 203 of the DGCL and, therefore, such Section 203 will not apply to the Merger, the Stock Issuance or the other transactions contemplated hereby. Assuming compliance by Apogent with its obligations hereunder and the accuracy of the representations and warranties made by Apogent herein, no other state antitakeover statute or regulation, nor any takeover-related provision in the Fisher Organizational Documents, would (i) prohibit or restrict Fisher's or Merger Sub's ability to perform its obligations under this Agreement, any related agreement or the Articles of Merger or its ability to consummate the transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement or the Articles of Merger, or any provision hereof or thereof, or (iii) subject Fisher or Merger Sub to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the Articles of Merger.

                  (o) Brokers. Except for fees payable to Goldman, Sachs & Co. ("Goldman Sachs") and Lazard Freres & Co. LLC ("Lazard"), no broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fisher or Merger Sub.

                  (p) Opinion of Financial Advisor. Fisher has received opinions of each of its financial advisors, Goldman Sachs and Lazard, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to Fisher.

                  (q)   Material Contracts.

                        (i) For purposes of this Agreement, "Fisher Material Contract" shall mean:


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
                              (A) Any employment, severance, consulting or other Contract with an employee or former employee, officer or director of Fisher or any Subsidiary of Fisher (other than any unwritten Contract for the employment of any such employee or former employee implied at law) which will require the payment of amounts by Fisher or any Subsidiary of Fisher, as applicable, after the date hereof in excess of $250,000 per annum;

                              (B) Any collective bargaining Contract with any labor union;

                              (C) Any Contract for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $2,500,000;

                              (D) Any Contract containing covenants of Fisher or any Subsidiary of Fisher (1) to indemnify or hold harmless another Person or group of Persons, unless such indemnification or hold harmless obligation to such Person, or group of Persons, as the case may be, would not reasonably be expected to exceed a maximum of $1,000,000 (except for product warranty obligations in Contracts for the sale of goods in the ordinary course of business) or (2) not to (or otherwise restrict or limit the ability of Fisher or any of its Subsidiaries to) compete in any line of business or geographic area;

                              (E) Any Contract requiring aggregate future payments or expenditures in excess of $2,500,000 and relating to cleanup, abatement, remediation or similar actions in connection with environmental liabilities;

                              (F)   Any license, royalty Contract or other
            Contract with respect to Intellectual Property which, pursuant to the terms thereof, requires payments by Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum;

                              (G) Any Contract pursuant to which Fisher or any Subsidiary of Fisher has entered into a partnership or joint venture with any other Person (other than Fisher or any Subsidiary of Fisher);

                              (H) Any indenture, mortgage, loan, guarantee or credit Contract under which Fisher or any Subsidiary of Fisher has outstanding indebtedness or any outstanding note, bond, indenture or other evidence of indebtedness for borrowed money or otherwise or any guaranteed indebtedness for money borrowed by others, in each case, for or guaranteeing an amount in excess of $2,500,000;

                              (I)   Any Contract under which Fisher or any
            Subsidiary of Fisher is (1) a lessee of real property, (2) a lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, (3) a lessor of real property, or (4) a lessor of any tangible personal property owned by Fisher or any Subsidiary of Fisher, in each case which requires annual payments in excess of $1,000,000;

                              (J) Any Contract (other than purchase or sale orders in the ordinary course of business that are terminable or cancelable without penalty on 90 days' notice or less) under which Fisher or any Subsidiary of Fisher is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum;

                              (K) Any material Contract (including guarantees) between Fisher or any wholly-owned Subsidiary of Fisher and another Subsidiary of Fisher that is not wholly-owned by Fisher;

                              (L) Any Contract which requires payments by Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum containing "change of control" or similar provisions;

                              (M)   Any Contract entered into on or after
            January 1, 2001 relating to the acquisition or disposition of any business or any assets (whether by merger, sale of stock or assets or otherwise), in an amount in excess of $5,000,000 (all of which Contracts have been made available to Apogent prior to the date hereof in the data room maintained by Fisher's counsel in connection with the transactions contemplated hereby);

                              (N) Any Contract (other than Contracts of the type described in subclauses (A) through (M) above) that involves aggregate payments by or to Fisher or any Subsidiary of Fisher in excess of $1,000,000 per annum, other than purchase or sales orders or other Contracts entered into in the ordinary course of business consistent with past practice that are terminable or cancelable without penalty on 90 days' notice or less; and

                              (O) Any Contract the termination or breach of which, or the failure to obtain consent in respect of, would reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

                        (ii) Schedule. Section 3.2(q)(ii) of the Fisher Disclosure Schedule sets forth a list of all Fisher Material Contracts as of the date hereof. With respect to the Contracts described in (i) Section 3.2(q)(i)(D), (F), (I), (J), (L) and (N) of this Agreement, Section 3.2(q)(ii) of the Fisher Disclosure Schedule sets forth only Contracts which require payments, or in the case of clause (D) involve obligations, in excess of $2,500,000 and (ii) Section 3.2(q)(i)(N) of this Agreement,
      Section 3.2(q)(ii) of the Fisher Disclosure Schedule sets forth only Contracts involving payments to Fisher, or any Subsidiary of Fisher, in excess of $10,000,000.

                        (iii) No Breach. All Fisher Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole. Neither Fisher nor any of its Subsidiaries, nor, to Fisher's Knowledge, any counterparty to any Fisher Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Fisher Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

                  (r) Real Property. Section 3.2(r)(i) of the Fisher Disclosure Schedule lists all material real property owned in fee by Fisher or any of its Subsidiaries (the "Fisher Owned Real Property") or leased by Fisher or any of its Subsidiaries as lessee (the "Fisher Leased Real Property"). Fisher or any of its Subsidiaries owns good and valid title to the Fisher Owned Real Property and has valid and enforceable leasehold interests under the leases with respect to the Fisher Leased Real Property, free and clear of all Liens other than (i) Permitted Liens and (ii) easements, covenants, rights-of-way and other encumbrances or restrictions, whether recorded or referred to in an applicable lease or unrecorded, which do not materially impair the continued use of the property subject thereto as currently used, but in no event, with respect to clauses (i) and (ii), environmental or Tax Liens, judgments, lis pendens or any Lien that would render the title to the Fisher Owned Real Property uninsurable by a reputable title insurance company. All of the improvements located on any Fisher Owned Real Property or Fisher Leased Real Property are in good condition and repair (subject to normal wear and tear) without any structural defects of any kind. Except as set forth in Section 3.2(r)(i) of the Fisher Disclosure Schedule, each material lease with respect to the Fisher Leased Real Property is valid, unmodified and in full force and effect, and there are no material subleases with respect to the Fisher Leased Real Property. Neither any landlord nor Fisher nor any of its Subsidiaries party to any material lease with respect to the Fisher Leased Real Property is in monetary or other material default under any such lease.

                  (s) Merger Sub Approval. The Board of Directors of Merger Sub, by written consent duly adopted prior to the date hereof, (i) determined that this Agreement and the Merger are advisable and fair to and in the best interests of Merger Sub and its shareholder, (ii) duly approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, and (iii) submitted this Agreement for adoption by Fisher, as the sole shareholder of Merger Sub. Promptly following the date hereof, Fisher, as the sole shareholder of Merger Sub, will have duly approved and adopted this Agreement and the Merger.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

            SECTION 4.1 Conduct of Business.

                  (a) Apogent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 4.1(a) of the Apogent Disclosure Schedule or as expressly provided by any other provision of this Agreement, or unless Fisher shall otherwise agree in advance in writing, Apogent shall, and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under Applicable Laws, (ii) subject to the restrictions and exceptions set forth in this Section 4.1(a), conduct its operations only in the ordinary and usual course of business consistent with past practice and (iii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of Apogent and each of its Subsidiaries and to preserve the current relationships of Apogent and its Subsidiaries with their customers, suppliers and other Persons with which Apogent or any of its Subsidiaries has significant business relations as are reasonably necessary in order to preserve substantially intact its business organization. In addition, without limiting the foregoing, except as set forth in Section 4.1(a) of the Apogent Disclosure Schedule or as expressly provided by any other provision of this Agreement, Apogent shall not and shall not permit any of its Subsidiaries to (unless required by Applicable Laws applicable to Apogent and its Subsidiaries), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Fisher:

                        (i) amend or otherwise change its articles or certificate of incorporation or bylaws or equivalent organizational documents;

                        (ii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, Apogent or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of Apogent or any of its Subsidiaries, except for (A) the issuance of securities issuable upon the exercise of options or other rights outstanding as of the date hereof under any Apogent Benefit Plan, (B) grants of stock options and Apogent Restricted Stock Units to the extent permitted by Section 4.1(a)(vii) or
      (C) to the extent reflected in Section 4.1(a)(ii)(C) of the Apogent Disclosure Schedule;

                        (iii) (A) sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets (other than Intellectual Property) of Apogent or any of its Subsidiaries, except (1) sales, pledges, dispositions, transfers, leases, licenses or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts, (2) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of (x) assets or properties of Apogent or any of its Subsidiaries having a value not to exceed in the aggregate $5,000,000, (y) inventory which is obsolete or no longer used or useful in the conduct of Apogent's or any of its Subsidiaries' business having an aggregate sales value not to exceed in the aggregate $5,000,000 or (z) finished goods in the ordinary course of business consistent with past practice, (B) sell, pledge, dispose of, transfer, lease, license, abandon, fail to maintain or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any Intellectual Property, except sales, pledges, dispositions, transfers, leases, licenses, abandonments, failures to maintain or encumbrances of Intellectual Property which is obsolete or no longer used or useful in the conduct of Apogent's or any of its Subsidiaries' businesses having an aggregate value not to exceed in the aggregate $5,000,000 or (C) unless otherwise permitted under another clause of this Section 4.1(a), enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned Subsidiary of Apogent and Apogent or another wholly-owned Subsidiary of Apogent;

                        (iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of Apogent (other than dividends or distributions paid by wholly-owned Subsidiaries of Apogent to Apogent or to other wholly-owned Subsidiaries of Apogent) or enter into any agreement with respect to the voting of the capital stock of Apogent;

                        (v) (A) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

                        (vi) (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an


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
      accommodation become responsible for, the obligations of any Person (other than a wholly-owned Subsidiary of Apogent) for borrowed money, except for
      (y) indebtedness for borrowed money under or guarantees with respect to indebtedness under Apogent's existing credit facility or (z) indebtedness of any wholly-owned Subsidiary of Apogent to any other wholly-owned Subsidiary of Apogent or indebtedness of Apogent to any wholly-owned Subsidiary of Apogent, (B) terminate, cancel, or agree to any material and adverse change in, any Apogent Material Contract other than in the ordinary course of business consistent with past practice or (C) make or authorize any material loan to any Person (other than a Subsidiary of Apogent) outside the ordinary course of business;

                        (vii) except as disclosed in Section 4.1(a)(vii) of the Apogent Disclosure Schedule, (A) increase the compensation or benefits payable or to become payable to its directors or officers, (B) increase the compensation or benefits payable or to become payable to its other employees (except for regularly scheduled increases in the ordinary course of business in accordance with past practices and methodologies), (C) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Apogent or any of its Subsidiaries (excluding any payments made under severance plans or agreements in effect on the date hereof and other than with respect to newly hired employees in the ordinary course of business in accordance with past practices of Apogent or any of its Subsidiaries, provided that any such agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (D) except in accordance with Section 5.11(d), establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan for the benefit of any director, officer, consultant or employee, except to the extent required by Applicable Laws and, with respect to the grant of equity-based awards, except for grants in the ordinary course consistent with past practice or (E) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Apogent Benefit Plan or Apogent Option, except in accordance with Section 5.11(a);

                        (viii) make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

                        (ix) except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any material liability for Taxes, change any annual Tax accounting period, change any method of Tax accounting, file any amended material Tax Return, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

                        (x) except as provided in Section 4.1(a)(x) of the Apogent Disclosure Schedule, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Apogent is a party and which relates to a business combination involving Apogent;

                        (xi) write up, write down or write off the book value of any assets, individually or in the aggregate, for Apogent and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business, (B) as may be required by GAAP or (C) otherwise not in excess of $5,000,000;

                        (xii) except as permitted by Section 5.16(b), take any action to render inapplicable, or to exempt any third Person (other than Fisher or Merger Sub) from, (A) the provisions of the WBCL or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

                        (xiii) acquire, or agree to acquire, from any Person any assets (not including Intellectual Property), operations, business or securities or engage in, or agree to engage in, any merger, consolidation or other business combination with any Person, except in connection with
      (A) capital expenditures set forth in Section 4.1(a)(xiii) of the Apogent Disclosure Schedule permitted hereunder, (B) acquisitions of inventory and other tangible assets (not including Intellectual Property) in the ordinary course of business consistent with past practice and (C) acquisitions of assets, operations, businesses or securities set forth in
      Section 4.1(a) of the Apogent Disclosure Schedule and other such acquisitions not to exceed $20,000,000 in the aggregate;

                        (xiv) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied;

                        (xv) except as permitted by Section 5.16(a), amend or alter its shareholder rights agreement, or "poison pill";

                        (xvi) acquire, or agree to acquire, from any Person, any Intellectual Property having a value, in the aggregate, in excess of $5,000,000 or as set forth in Section 4.1(a)(xvi) of the Apogent Disclosure Schedule; or

                        (xvii) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

                  (b) Fisher agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 4.1(b) of the Fisher Disclosure Schedule or as expressly provided by any other provision of this Agreement, or unless Apogent shall otherwise agree in advance in writing, Fisher shall, and shall cause each of its Subsidiaries to, (i) maintain its existence in good standing under Applicable Laws (ii) subject to the restrictions and exceptions set forth in this Section 4.1(b), conduct its operations only in the ordinary and usual course of business consistent with past practice, provided that the acquisition by Fisher of any assets, operations, business or securities, however effectuated, and any capital expenditures by Fisher shall be deemed to be permitted under this Section 4.1, and (iii) use its reasonable best efforts to keep available the services of the current officers, key employees and consultants of Fisher and each of its Subsidiaries and to preserve the current relationships of Fisher and its Subsidiaries with their customers, suppliers and other Persons with which Fisher or any of its Subsidiaries has significant business relations as are reasonably necessary in order to preserve substantially intact its business organization. In addition, without limiting the foregoing, except as set forth in Section 4.1(b) of the Fisher Disclosure Schedule or as expressly provided by any other provision of this Agreement, Fisher shall not and shall not permit any of its Subsidiaries to (unless required by Applicable Laws applicable to Fisher and its Subsidiaries), between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of
Apogent:

                        (i) amend or otherwise change its articles or certificate of incorporation or bylaws or equivalent organizational documents;

                        (ii) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, or other equity interests in, Fisher or any of its Subsidiaries of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest, of Fisher or any of its Subsidiaries, except for (A) the issuance of securities issuable upon the exercise of options or other rights outstanding as of the date hereof under any Fisher Benefit Plan, (B) grants of stock options and restricted stock to the extent permitted by Section 4.1(b)(vii) or (C) to the extent reflected in Section 4.1(b)(ii)(C) of the Fisher Disclosure Schedule;

                        (iii) (A) sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any material property or assets (other than Intellectual Property) of Fisher or any of its Subsidiaries, except (1) sales, pledges, dispositions, transfers, leases, licenses or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts, (2) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of (x) assets or properties of Fisher's or any of its Subsidiaries' having a value not to exceed in the aggregate $5,000,000, (y) inventory which is obsolete or no longer used or useful in the conduct of Fisher's or any of its Subsidiaries' business having an aggregate sales value not to exceed in the aggregate $5,000,000 or (z) finished goods in the ordinary course of business consistent with past practice, (B) sell, pledge, dispose of, transfer, lease, license, abandon, fail to maintain or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any Intellectual Property except sales, pledges, dispositions, transfers, leases, licenses, abandonments, failures to maintain or encumbrances of Intellectual Property which is obsolete or no longer used or useful in the conduct of Fisher's or any of its Subsidiaries' businesses having an aggregate value not to exceed in the aggregate $5,000,000 or (C) unless otherwise permitted under another clause of this Section 4.1(b), enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly-owned Subsidiary of Fisher and Fisher or another wholly-owned Subsidiary of Fisher;

                        (iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of Fisher (other than dividends or distributions paid by wholly-owned Subsidiaries of Fisher to Fisher or to other wholly-owned Subsidiaries of Fisher) or enter into any agreement with respect to the voting of the capital stock of Fisher;

                        (v) (A) reclassify, combine, split or subdivide any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or other securities;

                        (vi) (A) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Subsidiary of Fisher) for borrowed money, except for (y) indebtedness for borrowed money under or guarantees with respect to indebtedness under Fisher's existing credit facility or (z) indebtedness of any wholly-owned Subsidiary of Fisher to any other wholly-owned Subsidiary of Fisher or indebtedness of Fisher to any other wholly-owned Subsidiary of Fisher, (B) terminate, cancel, or agree to any material and adverse change in, any Fisher Material Contract other than in the ordinary course of business consistent with past practice or (C) make or authorize any material loan to any Person (other than a Subsidiary of Fisher) outside the ordinary course of business;

                        (vii) except as disclosed in Section 4.1(b)(vii) of the Fisher Disclosure Schedule, (A) increase the compensation or benefits payable or to become payable to its directors or officers, (B) increase the compensation or benefits payable or to become payable to its other employees (except for regularly scheduled increases in the ordinary course of business in accordance with past practices and methodologies), (C) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Fisher or any of its Subsidiaries (other than with respect to newly hired employees in the ordinary course of business in accordance with past practices of Fisher or any of its Subsidiaries, provided that any such


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
      agreements shall not provide for the payment of any severance or termination pay solely as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby), (D) except in accordance with Section 5.11(d), establish, adopt, enter into or amend any collective bargaining agreement or Benefit Plan for the benefit of any director, officer, consultant or employee, except to the extent required by Applicable Laws and with respect to the grant of equity-based awards, except for grants in the ordinary course consistent with past practice or
      (E) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Fisher Benefit Plan or Fisher Option, except in accordance with
      Section 5.11(a);

                        (viii) make any material change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

                        (ix) except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any material liability for Taxes, change any annual Tax accounting period, change any method of Tax accounting, file any amended material Tax Return, enter into any closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

                        (x) except as provided in Section 4.1(b)(x) of the Fisher Disclosure Schedule, modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality or standstill agreement to which Fisher is a party and which relates to a business combination involving Fisher;

                        (xi) write up, write down or write off the book value of any assets, individually or in the aggregate, for Fisher and its Subsidiaries, taken as a whole, other than (A) in the ordinary course of business, (B) as may be required by GAAP or (C) otherwise not in excess of $5,000,000;

                        (xii) except as permitted by Section 5.16(b), take any action to render inapplicable, or to exempt any Person (other than Apogent) from, (A) the provisions of the DGCL or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock;

                        (xiii) take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VI not being satisfied; or

                        (xiv) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.


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
                  (c) Other Actions. Except as required by Applicable Laws, Fisher, Apogent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to "materiality" or "Material Adverse Effect" becoming untrue as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

            SECTION 4.2 No Solicitation.

                  (a) Neither Apogent nor Fisher shall, nor permit any of its Subsidiaries to, nor authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly, or indirectly, (i) solicit, initiate or encourage (including by way of furnishing any information to any Person), or take any other action to, or which is designed or intended to or would be reasonably likely to, facilitate, induce or encourage, any inquiries with respect to, or the making, submission or announcement of, any Alternative Transaction Proposal (as defined in Section 8.3(c)), (ii) participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, otherwise cooperate in any way with or knowingly facilitate any effort or attempt to make or implement any, or any possible, Alternative Transaction Proposal (except to disclose the existence of the provisions of this Section 4.2), (iii) approve, endorse or recommend any Alternative Transaction (as defined in Section 8.3(b))(except to the extent specifically permitted pursuant to Section 4.2(d)), or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment (whether binding or not) contemplating or otherwise relating to any Alternative Transaction Proposal. Each of Apogent and Fisher and each of their respective Subsidiaries will immediately cease, and will cause its officers, directors and employees and instruct any investment banker, financial adviser, attorney, accountant or other representative retained by it to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Alternative Transaction Proposal, and will use its reasonable best efforts to enforce (and not waive any provisions of) any confidentiality or standstill agreement (or any similar agreement) relating to any such Alternative Transaction Proposal.

                  (b) Notification of Alternative Transactions. As promptly as practicable (and in any event within 24 hours) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating in any way to any Alternative Transaction Proposal, Apogent or Fisher, as the case may be, shall provide the other party with oral and written notice of the material terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group of Persons making any such Alternative Transaction Proposal, request or inquiry and a copy of all written materials provided to it in connection with such Alternative Transaction Proposal, request or inquiry. In addition, Apogent or Fisher, as the case may be, shall provide the other party as


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
promptly as possible with oral and written notice setting forth all such information as is reasonably necessary to keep the other party informed in all material respects of all oral or written communications regarding, and the status and details (including material amendments or proposed material amendments) of, any such Alternative Transaction Proposal, request or inquiry, and, without limitation of the other provisions of this Section 4.2, shall promptly provide to the other party a copy of all written materials (including written materials provided by email or otherwise in electronic format) subsequently provided by or to it in connection with such Alternative Transaction Proposal, request or inquiry. Apogent or Fisher, as the case may be, shall provide the other party with 48 hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Alternative Transaction Proposal or Alternative Transaction.

                  (c) Superior Proposals. Notwithstanding anything to the contrary contained in Section 4.2(a), in the event that Apogent or Fisher, as the case may be, receives an unsolicited, bona fide written Alternative Transaction Proposal which is determined (in accordance with Section 8.3(p)) to be, or is reasonably likely to be, a Superior Proposal (as defined in Section 8.3(p)), it may then take the following actions (but only (1) if and to the extent that (y) its Board of Directors concludes in good faith, after consultation with its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations to its shareholders or stockholders, as applicable, under Applicable Laws, and (z) Apogent or Fisher, as the case may be, has given the other party at least two business days prior written notice of its intention to take any of the following actions and of the identity of the Person or group of Persons making such Alternative Transaction Proposal and the material terms and conditions of such Alternative Transaction Proposal and (2) if it shall not have breached in any material respect any of the provisions of this Section 4.2):

                        (i) Furnish nonpublic information to the Person or group of Persons making such Superior Proposal, provided that (A) prior to furnishing any such nonpublic information, it receives from such Person or group of Persons an executed confidentiality and standstill agreement containing terms at least as restrictive as the terms contained in the Confidentiality Agreement, dated as of March 3, 2004, between Fisher and Apogent (the "CDA") and (B) contemporaneously with furnishing any such nonpublic information to such Person or group of Persons, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished to such party); and

                        (ii) Engage in discussions or negotiations with such Person or group of Persons with respect to such Superior Proposal.

                  (d)   Changes of Recommendation.

                        (i) Solely in response to the receipt of an unsolicited, bona fide written Alternative Transaction Proposal which is determined (in accordance with Section 8.3(p)) to be a Superior Proposal, the Board of Directors


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
      of Apogent or Fisher, as the case may be, may make a Change of Recommendation (as defined in Section 4.2(d)(ii)), if all of the following conditions in clauses (A) through (E) are met:

                              (A) The Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal;

                              (B) The Apogent Shareholders' Meeting or Fisher Stockholders' Meeting, as the case may be, has not occurred;

                              (C)   Apogent or Fisher, as the case may be, has
            (1) provided to the other party hereto three business days' prior written notice which shall state expressly (x) that it has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the Person or group of Persons making the Superior Proposal, and (z) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (2) provided to the other party hereto all materials and information delivered or made available to the Person or group of Persons making the Superior Proposal in connection with such Superior Proposal and (3) during the aforementioned period, if requested by the other party hereto, engaged in good faith negotiations to amend this Agreement in such a manner that the Alternative Transaction Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal;

                              (D) The Board of Directors of Apogent or Fisher, as the case may be, has determined in good faith, after consultation with its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its shareholders or stockholders, as applicable, under Applicable Laws; and

                              (E) Apogent or Fisher, as the case may be, shall have complied with Section 4.2(c) and shall not have breached in any material respect any of the other provisions set forth in this
            Section 4.2.

                        (ii) A "Change of Recommendation" shall mean the withholding, withdrawal, amendment, qualification or modification of the Board of Directors' recommendation in favor of, in the case of Apogent, approval and adoption of this Agreement and the Merger and, in the case of Fisher, the Stock Issuance, and, in the case of a tender or exchange offer made directly to Apogent's


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
      shareholders or Fisher's stockholders, as the case may be, a recommendation that Apogent's shareholders or Fisher's stockholders, as the case may be, accept the tender or exchange offer.

                  (e) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit Apogent or Fisher or their respective Boards of Directors from taking and disclosing to their shareholders or stockholders, as applicable, a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither Apogent nor Fisher shall effect, or disclose pursuant to such rules or otherwise a position which constitutes, a Change of Recommendation unless specifically permitted pursuant to the terms of
Section 4.2(d).

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.1 Preparation of SEC Documents; Shareholders' Meetings.

                  (a) As soon as practicable following the date of this Agreement, Fisher and Apogent shall prepare and file with the SEC the Joint Proxy Statement, and Fisher shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Fisher and Apogent shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Fisher will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Fisher's stockholders, and Apogent will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Apogent's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Fisher shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance and reservation of shares of Fisher Common Stock in the Merger and the conversion of Apogent Options into options to acquire Fisher Common Stock, and Apogent shall furnish all information concerning Apogent and the holders of Apogent Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Fisher without Apogent's prior consent (which shall not be unreasonably withheld) and without providing Apogent the opportunity to review and comment thereon. Fisher will advise Apogent promptly after it receives oral or written notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Fisher Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide Apogent with copies of any written communication from the SEC or any state securities commission. If at any time prior to the Effective Time any information (including any Change of Recommendation) relating to Fisher or Apogent, or any of their respective Affiliates, officers or directors, should be discovered by Fisher or Apogent which


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
should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders or shareholders, as applicable, of Fisher and Apogent.

                  (b) Each of Apogent and Fisher shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with Applicable Laws and the Apogent Organizational Documents, in the case of Apogent, and the Fisher Organizational Documents, in the case of Fisher, to duly give notice of, convene and hold a meeting of its shareholders or stockholders, as applicable, to be held as promptly as practicable to consider, in the case of Fisher, the Stock Issuance (the "Fisher Stockholders' Meeting") and, in the case of Apogent, the adoption and approval of this Agreement and the Merger (the "Apogent Shareholders' Meeting"). Subject to Section 4.2(d), each of Apogent and Fisher will use all commercially reasonable efforts to solicit from its shareholders or stockholders, as applicable, proxies in favor of, in the case of Fisher, the Stock Issuance, and, in the case of Apogent, the adoption and approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its shareholders or stockholders, as applicable, required by the rules of the NYSE or Applicable Laws to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Apogent or Fisher may adjourn or postpone the Apogent Shareholders' Meeting or Fisher Stockholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its respective stockholders or shareholders, as applicable, in advance of a vote on, in the case of Fisher, the Stock Issuance and, in the case of Apogent, the approval and adoption of this Agreement and the Merger, or, if, as of the time for which the Apogent Shareholders' Meeting or Fisher Stockholders' Meeting, as the case may be, is originally scheduled, there are insufficient shares of Apogent Common Stock or Fisher Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Each of Apogent and Fisher shall ensure that the Apogent Shareholders' Meeting and the Fisher Stockholders' Meeting, respectively, is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Apogent Shareholders' Meeting or Fisher Stockholders' Meeting, as the case may be, are solicited in compliance with Applicable Laws, the rules of the NYSE and, in the case of Apogent, the Apogent Organizational Documents, and, in the case of Fisher, the Fisher Organizational Documents. Except with respect to matters as to which preliminary proxy materials would not be required to be filed with the SEC, without the prior written consent of Apogent, the Stock Issuance is the only matter which Fisher shall propose to be acted on by Fisher's stockholders at the Fisher Stockholders' Meeting. Without the prior written consent of Fisher, approval and adoption of this Agreement and the Merger is the only matter which Apogent shall propose to be acted on by Apogent's shareholders at the Apogent Shareholders' Meeting.


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
                  (c) Each of Apogent and Fisher will use commercially reasonable efforts to hold the Apogent Shareholders' Meeting and Fisher Stockholders' Meeting, respectively, on the same date as the other party and as soon as reasonably practicable after the date of this Agreement.

                  (d) Except to the extent expressly permitted by Section 4.2(d): (i) the Board of Directors of each of Apogent and Fisher shall recommend that its shareholders or stockholders, as applicable, vote in favor of, in the case of Apogent, the approval and adoption of this Agreement and the Merger at the Apogent Shareholders' Meeting, and, in the case of Fisher, the Stock Issuance at the Fisher Stockholders Meeting, (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of (A) Fisher has recommended that Fisher's stockholders vote in favor of the Stock Issuance and (B) Apogent has recommended that Apogent's shareholders vote in favor of approval and adoption of this Agreement and the Merger at the Apogent Shareholders' Meeting and (iii) neither the Board of Directors of Apogent or Fisher nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective shareholders or stockholders, as applicable, of Apogent or Fisher vote in favor of, in the case of Apogent, the approval and adoption of this Agreement and the Merger, and, in the case of Fisher, the Stock Issuance.

            SECTION 5.2 Accountant's Letters. Each of Apogent and Fisher shall use commercially reasonable efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Form S-4 is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            SECTION 5.3 Access to Information; Confidentiality. (a) Subject to the CDA and Applicable Laws, each of Fisher and Apogent shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, full access at all reasonable times on reasonable notice during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided, that such access shall not unreasonably interfere with the business or operations of such party) and, during such period and subject to the CDA and Applicable Laws, each of Fisher and Apogent shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this
Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

                  (b) Each of Fisher and Apogent will hold and keep confidential, and will cause its respective officers and employees and will direct its accountants, counsel, financial advisors and


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
other representatives and Affiliates to hold and keep confidential, any nonpublic information in accordance with the terms of the CDA.

            SECTION 5.4 Reasonable Efforts.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including all filings required under the HSR Act, with the Federal Trade Commission or the United States Department of Justice and any necessary antitrust, competition or similar laws of any foreign jurisdiction,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including promptly seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Subject to Applicable Laws relating to the exchange of information, Apogent and Fisher shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to Apogent and its Subsidiaries or Fisher and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                  (b) Promptly following the date hereof, Apogent shall (i) cause Apogent Holdings Denmark A/S to be converted into an Anpartsselskab, and
(ii) submit a ruling request to the appropriate Danish authorities in order to treat the sale, exchange or other disposition of shares by Apogent Holdings Denmark A/S (or any successor entity) as a share sale for Danish income Tax purposes. In addition, prior to the Closing Date, Apogent shall cause Apogent Holdings Denmark A/S (or any successor entity) to be treated as a disregarded entity for U.S. federal income Tax purposes.

                  (c) Each of Fisher and Apogent shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Entity (whether domestic, foreign or supranational). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this


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
Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (iii) not participate in any meeting with any such Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement unless it consults with the other in advance and to the extent permitted by such Governmental Entity gives the other the opportunity to attend and participate thereat, (iv) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement and the Merger, and (v) furnish the other with such necessary information and reasonable assistance as Fisher or Apogent, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity. Each of Fisher and Apogent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as "outside counsel only." Such material and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (Fisher or Apogent, as the case may be) or its legal counsel.

                  (d) In connection with and without limiting the foregoing, Fisher and Apogent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                  (e) Notwithstanding anything to the contrary in this Agreement, neither Fisher nor Apogent shall be required to hold separate (including by trust or otherwise) or divest or take any other action with respect to any of its businesses or assets or enter into any consent decree or other agreement that would restrict it in the conduct of its business as heretofore conducted if such action is reasonably expected to have a Material Adverse Effect on Fisher, including a Material Adverse Effect on the total benefits expected to be realized by Fisher after completion of the Merger.

                  (f) Promptly following the date hereof, Apogent and Fisher shall cooperate in determining a mutually acceptable manner in which to cause no Apogent Subsidiary to own, beneficially or of record, directly or indirectly, any shares of Apogent Common Stock immediately prior to the Effective Time. Apogent shall take (or cause to be taken) all actions proposed by Fisher and legally available to Apogent in order to effect the result described in the preceding sentence.


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
      SECTION 5.5 Indemnification and Insurance.

            (a) From and after the Effective Time, Fisher will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Apogent pursuant to any indemnification agreements between Apogent and its directors, officers and employees in effect immediately prior to the Effective Time, subject to Applicable Laws. For at least six years after the Effective Time, Fisher shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former officers and directors of Apogent and its Subsidiaries (the "Indemnified Parties") for any costs, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such Person was an officer, director or employee of Apogent or any of its Subsidiaries in respect of acts or omissions occurring at or prior to the Effective Time (including those related to this Agreement and the transactions contemplated hereby), and shall advance expenses in respect thereof, in each case, to the fullest extent permitted by Applicable Laws.

            (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by Apogent with respect to claims arising from facts or events which occurred on or before the Effective Time (including those related to this Agreement and the transactions contemplated hereby); provided, that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of Apogent) only with respect to claims arising from facts or events which occurred at or before the Effective Time; and provided, further, that if the aggregate annual premiums for such policies at any time during such period will exceed 300% of the per annum premium rate paid by Apogent and its Subsidiaries as of the date hereof for such policies, then Fisher shall only be required to provide such coverage as will then be available at an annual premium equal to 300% of such rate.

            (c) Notwithstanding anything herein to the contrary and to the maximum extent permitted by Law, if any claim, action, suit, proceeding or investigation is made or brought against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.5 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

            (d) If Fisher, the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, Fisher shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 5.5.

            (e) The provisions of this Section 5.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.


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      SECTION 5.6 Fees and Expenses. Except as set forth in this Section 5.6 and in Section 7.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Apogent and Fisher shall bear and pay one-half of the costs and expenses incurred by Fisher, Merger Sub or Apogent (other than attorneys' fees, accountants' fees and related expenses) in connection with (i) the filing, printing and mailing of the Form S-4 (including financial statements and exhibits), the Joint Proxy Statement (including SEC filing fees) and any preliminary materials related thereto and (ii) the filings of the premerger notification and report forms under the HSR Act and any applicable antitrust, competition or similar laws of any foreign jurisdiction (including filing fees).

      SECTION 5.7 Public Announcements. Apogent and Fisher will use commercially reasonable efforts to consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by Applicable Laws, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

      SECTION 5.8 Listing. Fisher shall use commercially reasonable efforts to cause the Fisher Common Stock issuable under Article II, and those shares of Fisher Common Stock required to be reserved for issuance in connection with the Merger, to be authorized for listing on the NYSE, upon official notice of issuance.

      SECTION 5.9 Tax-Free Reorganization Treatment. Fisher and Apogent hereby adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Fisher and Apogent intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause its respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. Neither Fisher, Merger Sub nor Apogent shall take any action, cause or permit any action to be taken, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

      SECTION 5.10 Conveyance Taxes. Apogent and Fisher shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Apogent shall pay on behalf of its shareholders and out of its own funds any such Taxes or fees which become payable in connection with the transactions contemplated by this Agreement for which such shareholders are primarily liable and in no event shall Fisher pay such amounts.


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      SECTION 5.11 Equity Awards and Employee Benefits.

            (a)   (i)   At the Effective Time, each then outstanding Apogent
Option, whether or not exercisable at the Effective Time, shall become fully vested and exercisable and will be assumed by Fisher, which shall continue to treat such Apogent Options as fully vested and exercisable. Subject to, and in accordance with, the terms of the applicable Apogent Stock Plan and option award agreement, each Apogent Option so assumed by Fisher under this Agreement will otherwise continue to have, and be subject to, the same terms and conditions set forth in the applicable Apogent Option (including any applicable option award agreement or other document evidencing such Apogent Option) immediately prior to the Effective Time (including any repurchase rights), except that (A) each Apogent Option will be exercisable for that number of whole shares of Fisher Common Stock equal to the product of the number of shares of Apogent Common Stock that were issuable upon exercise of such Apogent Option immediately prior to the Effective Time (disregarding any vesting schedule applicable to such option) multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Fisher Common Stock and (B) the per share exercise price for the shares of Fisher Common Stock issuable upon exercise of such assumed Apogent Option will be equal to the quotient determined by dividing the exercise price per share of Apogent Common Stock of such Apogent Option by the Exchange Ratio, rounded up to the nearest whole cent.

                  (ii) Fisher shall take all requisite action such that, at the Effective Time, all awards based on Apogent Common Stock that are restricted stock units granted under the Apogent Stock Plans ("Apogent Restricted Stock Units") outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable immediately prior to the Effective Time in accordance with Section 2.1(d).

                  (iii) Apogent shall, and shall be permitted under this Agreement, to take all corporate action necessary, including, but not limited to, amending any Apogent Option, Apogent equity award agreement thereunder, or Apogent Stock Plan, to effectuate the provisions of Section 5.11(a)(i) and (ii). In addition, Fisher shall, or shall cause the Surviving Corporation to, cooperate with Apogent and take all requisite action to effectuate such provisions. As soon as reasonably practicable, but in no event later than 10 business days following the Effective Time, Fisher will (A) issue to each holder of an assumed Apogent Option a document evidencing the foregoing assumption of such Apogent Option by Fisher, (B) issue appropriate notices setting forth such holders' rights pursuant to the assumed Apogent Options (including that, as applicable, pursuant to the terms of the Apogent Stock Plans, the Merger constitutes a "Change in Control" (or "Change of Control," as applicable) (as either such term is defined in each applicable Apogent Stock Plan)), and (C) issue appropriate notices to each holder of an assumed Apogent Option or any Apogent Restricted Stock Units setting forth the effect of the Merger on the Apogent Options and the Apogent Restricted Stock Units. Prior to the Effective Time, Fisher shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Fisher Common Stock for delivery in connection with the exercise of the converted Apogent


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
      Options. The parties shall use their commercially reasonable efforts to ensure that the conversion of any Apogent Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) provided for in this Section 5.11(a) shall be effected in a manner consistent with
      Section 424(a) of the Code.

            (b) Apogent shall terminate the Apogent Purchase Plan immediately prior to the Effective Time. To the extent any offering period under the Apogent Purchase Plan is in progress prior to such termination, Apogent shall ensure that such offering period ends immediately prior to such termination, and that each participant's accumulated contributions for such offering period are applied towards the purchase of Apogent Common Stock immediately prior to such termination unless the participant has previously withdrawn from such offering period in accordance with the terms of such plan.

            (c) From and after the Closing Date and for two years thereafter (the "Benefit Continuation Period"), Fisher shall provide, or cause to be provided, to current and former employees, directors, and consultants of Apogent and its Subsidiaries, benefits (other than stock option plans) that in the aggregate are no less favorable than the benefits provided, in the aggregate, under the Apogent Benefit Plans in which such current and former employees, directors and consultants participated immediately prior to the Effective Time and which plans are set forth in Section 3.1(i)(i)(A) of the Apogent Disclosure Schedule (or if not so set forth, then such other Apogent Benefit Plans at the subsidiary level in which such individuals participated immediately prior to the Effective Time).

            (d) Fisher shall, or shall cause the Surviving Corporation to, take all actions set forth in Section 5.11(d) of the Apogent Disclosure Schedule.

            (e) During the Benefit Continuation Period, post-retirement medical benefits to former employees of Apogent and its Subsidiaries or any employees of Apogent and its Subsidiaries who are eligible as of the Closing Date for post-retirement medical benefits under Apogent Benefit Plans in effect immediately prior to the Closing Date shall be provided as set forth in Section 5.11(e) of the Apogent Disclosure Schedule.

            (f) Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of either party to terminate, any continuing employee for any reason or (ii) subject to the limitations and requirements specifically set forth in this Section 5.11, require either party to continue any Fisher Benefit Plan or Apogent Benefit Plan or prevent the amendment, modification or termination thereof after the Effective Time.

      SECTION 5.12 Fisher Corporate Governance. (a) Board of Directors. On or prior to the Effective Time, the Board of Directors of Fisher shall cause the number of directors that will comprise the full Board of Directors of Fisher immediately following the Effective Time to be 10. Of the members of such Board of Directors, six shall be current directors of the Board of Directors of Fisher as identified in Section 5.12 of the Fisher Disclosure Schedule, and four shall be directors designated by Apogent as identified in Section 5.12 of the Fisher Disclosure Schedule. Each such director shall serve on the class of the Board of Directors of


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Fisher immediately following the Effective Time set forth opposite his name in
Section 5.12 of the Fisher Disclosure Schedule.

            (b)   Other Matters. Immediately following the Effective Time, Frank
H. Jellinek, Jr. shall be appointed as "Chairman Emeritus" of Fisher.

      SECTION 5.13 Affiliate Legends. Apogent shall notify Fisher in writing of the identity of those Persons who are, in Apogent's reasonable judgment, "affiliates" of Apogent within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates") prior to the Closing Date. Fisher shall be entitled to place appropriate legends (reasonably acceptable to Apogent) on the certificates evidencing any shares of Fisher Common Stock to be received by Rule 145 Affiliates in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for Fisher Common Stock (provided, that such legends or stop transfer instructions shall be removed, one year after the Effective Time, upon the request of any holder of shares of Fisher Common Stock issued in the Merger if such holder is not then a Rule 145 Affiliate).

      SECTION 5.14 Notification of Certain Matters. Fisher shall give prompt notice to Apogent and Apogent shall give prompt notice to Fisher, as the case may be, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would reasonably be expected to cause (a)(i) any representation or warranty of such party contained in this Agreement that is qualified as to "materiality" or "Material Adverse Effect" to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement that is not qualified as to "materiality" or "Material Adverse Effect" to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of Fisher and the Merger Sub or Apogent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, Fisher shall give prompt notice to Apogent and Apogent shall give prompt notice to Fisher, as the case may be, of any change or event having, or which would reasonably be expected to have, a Material Adverse Effect on such party and its Subsidiaries, taken as a whole, or which would reasonably be expected to result in the failure of any of the conditions set forth in Article VI to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 5.14 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

      SECTION 5.15 Section 16 Matters. Prior to the Effective Time, each of Fisher and Apogent shall use their commercially reasonable efforts to take all such steps as may be required (to the extent permitted under Applicable Laws) to cause any dispositions of Apogent Common Stock (including derivative securities) or acquisitions of Fisher Common Stock (including derivative securities with respect to Fisher Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Apogent to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher


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
& Flom LLP. The parties acknowledge that all such above referenced dispositions and acquisitions are compensatory in nature.

      SECTION 5.16 Rights Plans; State Takeover Laws.

            (a) Prior to the Effective Time, Apogent shall not redeem the Apogent Rights or amend, modify (other than to delay any "distribution date" therein or to render the Apogent Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Apogent Rights Agreement unless
(i) required to do so by order of a court of competent jurisdiction or (ii) Apogent's Board of Directors, as the case may be, has concluded in good faith, after consultation with its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to effect such amendment, modification or termination is reasonably likely to result in a breach of its Board of Directors' fiduciary obligations to its shareholders under Applicable Laws.

            (b) Prior to the Effective Time, neither Apogent nor Fisher shall take any action to render inapplicable or to exempt any third Person from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless
(i) required to do so by order of a court of competent jurisdiction or (ii) Fisher's or Apogent's Board of Directors, as the case may be, has concluded in good faith, after consultation with its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to take such action is reasonably likely to result in a breach of its Board of Directors' fiduciary obligations to its shareholders or stockholders, as applicable, under Applicable Laws.

      SECTION 5.17 Reservation of Fisher Common Stock. Effective at or prior to the Effective Time, Fisher shall reserve (free from preemptive rights) out of its reserved but unissued shares of Fisher Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Apogent Common Stock pursuant to this Agreement, sufficient shares of Fisher Common Stock to provide for such conversion as well as the issuance of Fisher Common Stock upon the exercise of Apogent Options assumed by Fisher under Section 5.11.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

            (a) Shareholder Approvals. Each of the Fisher Stockholder Approval and the Apogent Shareholder Approval shall have been obtained.

            (b) Antitrust Waiting Periods. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.


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
            (c) Consents and Approvals. Other than as required by Section 6.1(b), all filings with, and all consents, approvals and authorizations of, any Governmental Entity required to be made or obtained by Fisher, Apogent or any of their Subsidiaries to consummate the Merger (i) the failure of which to be made or obtained would, individually or in the aggregate, have a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole (determined, for purposes of this clause, after giving effect to the Merger) or (ii) which are specified in Section 6.1(c) of the Apogent Disclosure Schedule and Section 6.1(c) of the Fisher Disclosure Schedule have, in all cases, been made or obtained and shall be in full force and effect at the Closing.

            (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints"), shall be in effect which prohibits, materially restricts, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of Fisher and Apogent to their stockholders or shareholders, as applicable, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated or, to the Knowledge of Fisher or Apogent, threatened by the SEC.

            (f) Listing. The shares of Fisher Common Stock issuable to the shareholders of Apogent as provided for in Article II shall have been authorized for listing on the NYSE upon official notice of issuance.

      SECTION 6.2 Conditions to Obligations of Apogent. The obligation of Apogent to effect the Merger is further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Fisher and Merger Sub set forth herein shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein (other than the representation set forth in Section 3.2(f)(ii), which shall be read with the Material Adverse Effect qualification)) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein (other than the representation set forth in Section 3.2(f)(ii), which shall be read with the Material Adverse Effect qualification)) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fisher and its Subsidiaries, taken as a whole.

            (b) Performance of Obligations of Fisher and Merger Sub. Each of Fisher and Merger Sub shall have performed, or complied with, in all material respects all


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
obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

            (c) No Material Adverse Change. No Material Adverse Change (as defined in Section 8.3(k)) of Fisher and its Subsidiaries, taken as a whole, shall have occurred since the date of this Agreement and be continuing.

            (d) Officer's Certificate. Apogent shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Fisher to the effect that the conditions set forth in Sections 6.2(a), (b) and (c) have been satisfied.

            (e) Tax Opinion. Apogent shall have received the opinion of Simpson Thacher & Bartlett LLP, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon receipt by such counsel of customary representation letters from each of Fisher, Merger Sub and Apogent, in each case, in form and substance reasonably satisfactory to such counsel, which representation letters shall not have been withdrawn or modified.

      SECTION 6.3 Conditions to Obligations of Fisher and Merger Sub. The obligations of Fisher and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Apogent set forth herein shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein (other than the representation set forth in Section 3.1(f)(ii), which shall be read with the Material Adverse Effect qualification)) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein (other than the representation set forth in Section 3.1(f)(ii), which shall be read with the Material Adverse Effect qualification)) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Apogent and its Subsidiaries, taken as a whole.

            (b) Performance of Obligations of Apogent. Apogent shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

            (c) Apogent Rights Agreement. The Apogent Rights issued pursuant to the Apogent Rights Agreement shall not have become non-redeemable, exercisable, distributed (separately from Apogent Common Stock) or triggered pursuant to the terms of such agreement.


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
            (d) No Material Adverse Change. No Material Adverse Change of Apogent and its Subsidiaries, taken as a whole, shall have occurred since the date of this Agreement and be continuing.

            (e) Officer's Certificate. Fisher shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Apogent to the effect that the conditions set forth in Sections 6.3(a), (b), (c) and (d) have been satisfied.

            (f) Tax Opinion. Fisher shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon receipt by such counsel of customary representation letters from each of Fisher, Merger Sub and Apogent, in each case, in form and substance reasonably satisfactory to such counsel, which representation letters shall not have been withdrawn or modified.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, which action (A) in the case of Sections 7.1(a), (b)(i), (b)(ii), (c) and (d), may be taken or authorized before or after the Fisher Stockholder Approval or the Apogent Shareholder Approval, as the case may be, (B) in the case of Sections 7.1(e), (f), (g) and (h), may be taken or authorized only before the Fisher Stockholder Approval or Apogent Shareholder Approval, as the case may be, and (C) in the case of Sections 7.1(b)(iii) and (iv), may be taken or authorized only after the Fisher Stockholders' Meeting where a vote was taken or the Apogent Shareholders' Meeting where a vote was taken, as the case may be:

            (a) by mutual written consent of Apogent and Fisher, if the Board of Directors of each so determines;

            (b) by written notice of either Apogent or Fisher (as authorized by the Board of Directors of Apogent or Fisher, as applicable):

                  (i) if the Merger shall not have been consummated by September 30, 2004 (the "Outside Date");

                  (ii) if a Governmental Entity set forth in either Section 7.1(b)(ii) of the Fisher Disclosure Schedule or Section 7.1(b)(ii) of the Apogent Disclosure Schedule that is of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;


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
                  (iii) if the Fisher Stockholder Approval shall not have been obtained at the Fisher Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken;

                  (iv) if the Apogent Shareholder Approval shall not have been obtained at the Apogent Shareholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken;

            (c) by Apogent (as authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of Fisher set forth in this Agreement, or if any representation or warranty of Fisher shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 10 days after written notice thereof shall have been received by Fisher;

            (d) by Fisher (as authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of Apogent set forth in this Agreement, or if any representation or warranty of Apogent shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and in any such case such breach shall be incapable of being cured or shall not have been cured in all material respects within 10 days after written notice thereof shall have been received by Apogent;

            (e) by Apogent (as authorized by its Board of Directors), at any time prior to Fisher Stockholder Approval, if Fisher, the Fisher Board of Directors or any committee thereof, for any reason, shall have (i) failed to call or hold the Fisher Stockholders' Meeting in accordance with Section 5.1(b),
(ii) failed to include in the Joint Proxy Statement distributed to the stockholders of Fisher its recommendation in favor of the Stock Issuance, (iii) effected a Change of Recommendation, (iv) failed to reconfirm its recommendation in favor of the Stock Issuance within 12 calendar days of receipt of a written request from Apogent to do so, provided, that Apogent shall not make such request unless prior thereto (x) a Person shall have made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Fisher or (y) Apogent in good faith believes Fisher has not complied with its obligations under Articles IV and V hereto, (v) approved or recommended any Alternative Transaction, or (vi) failed, within 10 business days after any tender or exchange offer relating to Fisher Common Stock commenced by any third Person shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of Fisher recommends rejection of such tender offer or exchange offer;

            (f) by Fisher (as authorized by its Board of Directors), at any time prior to Apogent Shareholder Approval, if Apogent, the Apogent Board of Directors or any committee thereof, for any reason, shall have (i) failed to call or hold the Apogent Shareholders' Meeting in accordance with Section 5.1(b), (ii) failed to include in the Joint Proxy Statement


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
distributed to the shareholders of Apogent its recommendation that such shareholders adopt and approve this Agreement and approve the Merger, (iii) effected a Change of Recommendation, (iv) failed to reconfirm its recommendation that shareholders of Apogent adopt and approve this Agreement and approve the Merger within 12 calendar days of receipt of a written request from Fisher to do so, provided, that Fisher shall not make such request unless prior thereto (x) a Person shall have made to Apogent or its shareholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Apogent or (y) Fisher in good faith believes Apogent has not complied with its obligations under Articles IV and V hereof, (v) approved or recommended any Alternative Transaction, (vi) failed, within 10 business days after any tender or exchange offer relating to Apogent Common Stock commenced by any third Person shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of Apogent recommends rejection of such tender offer or exchange offer;

            (g) by Fisher, at any time prior to the Fisher Stockholder Approval, if (i) the Board of Directors of Fisher authorizes Fisher, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Fisher Superior Proposal and Fisher notifies Apogent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Apogent does not make, within two business days of receipt of Fisher's written notification of its intention to enter into a binding agreement for a Fisher Superior Proposal, an offer that the Board of Directors of Fisher determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Fisher's stockholders as the Fisher Superior Proposal, it being understood that Fisher shall not enter into any such binding agreement during such two-day period, and (iii) Fisher, at or prior to any termination pursuant to this Section 7.1(g), pays to Apogent the Fisher Termination Fee (as defined below); or

            (h) by Apogent, at any time prior to the Apogent Shareholder Approval, if (i) the Board of Directors of Apogent authorizes Apogent, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes an Apogent Superior Proposal and Apogent notifies Fisher in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Fisher does not make, within two business days of receipt of Apogent's written notification of its intention to enter into a binding agreement for an Apogent Superior Proposal, an offer that the Board of Directors of Apogent determines, in good faith after consultation with a financial advisor of nationally recognized reputation, is at least as favorable to Apogent's shareholders as the Apogent Superior Proposal, it being understood that Apogent shall not enter into any such binding agreement during such two-day period, and (iii) Apogent, at or prior to any termination pursuant to this Section 7.1(h), pays to Fisher the Termination Fee.

      SECTION 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 hereof and any payment of a Fisher Termination Fee or Apogent Termination Fee, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in Sections 5.3(b), 5.6, this


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
Section 7.2 and Section 7.3, as well as Article VIII (other than Section 8.1) to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement, and (ii) that nothing herein shall relieve any party from any further liability for any willful or intentional breach of any representation or warranty of such party contained herein or any breach of any covenant or agreement of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the CDA, all of which obligations shall survive termination of this Agreement in accordance with their terms. Payments made pursuant to Section 7.3 shall be in addition to any other rights, remedies and relief of the parties hereto or with respect to the subject matter of this Agreement.

      SECTION 7.3 Payments.

            (a) Payment by Apogent. In the event that this Agreement is terminated by Apogent pursuant to any of Sections 7.1(b)(iv) or 7.1(h) or by Fisher pursuant to any of Sections 7.1(b)(iv), 7.1(d) (but, in the case of Section 7.1(d), only if such termination is due to an intentional breach of any representation, warranty or covenant by Apogent) or 7.1(f), Apogent shall promptly, but in no event later than two business days after the date of such termination (subject to the further provisions of this Section 7.3(a)), pay Fisher a fee equal to $75 million in immediately available funds (the "Apogent Termination Fee"); provided, that:

                  (i) in the case of a termination pursuant to Sections 7.1(b)(iv), 7.1(d) (but, in the case of Section 7.1(d), only if such termination is due to an intentional breach of any representation, warranty or covenant by Apogent), 7.1(f)(iv), or 7.1(f)(vi), the Apogent Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Apogent or its shareholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition (as defined in Section 7.3(d)) with respect to Apogent (such Person being referred to herein as the "Apogent Third Party Bidder") and within 12 months following termination of this Agreement, an Acquisition of Apogent is consummated by the Apogent Third Party Bidder or its Affiliate or Affiliates or Apogent enters into an agreement providing for an Acquisition of Apogent by the Apogent Third Party Bidder or its Affiliate or Affiliates, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable.

            (b) Payment by Fisher. In the event that this Agreement is terminated by Fisher pursuant to any of Sections 7.1(b)(iii) or 7.1(g) or by Apogent pursuant to any of Sections 7.1(b)(iii), 7.1(c) (but, in the case of Section 7.1(c), only if such termination is due to an intentional breach of any representation, warranty or covenant by Fisher) or 7.1(e), Fisher shall promptly, but in no event later than two business days after the date of such termination (subject to the further provisions of this Section 7.3(b)), pay Apogent a fee equal to $75 million in immediately available funds (the "Fisher Termination Fee"); provided, that

                  (i) in the case of a termination pursuant to Sections 7.1(b)(iii), 7.1(c) (but, in the case of Section 7.1(c), only if such termination is due to an intentional breach of any representation, warranty or covenant by Fisher), 7.1(e)(iv) or 7.1(e)(vi) the Fisher Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Fisher or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to Fisher (such Person being referred to herein as the "Fisher Third Party Bidder") and within 12 months following termination of this Agreement, an Acquisition of Fisher is consummated by the Fisher Third Party Bidder or its Affiliate or Affiliates or Fisher enters into an agreement providing for an Acquisition of Fisher by the Fisher Third Party Bidder or its Affiliate or Affiliates, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable.

            (c)   Interest and Costs; Other Remedies. All payments under this
Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to receive payment. Each of Fisher and Apogent acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Fisher or Apogent, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3 and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3, the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 at the rate of interest per annum publicly announced by JP Morgan Chase Bank as its prime rate at its principal office in New York City, as in effect on the date such payment was required to be made. Payment of the fees described in this
Section 7.3 shall not be in lieu of damages incurred in the event of breach of this Agreement, to the extent permitted by Section 7.2.

            (d) Certain Definitions. For the purposes of this Section 7.3 only, "Acquisition," with respect to a party hereto, shall mean any of the following transactions (other than the Merger): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders or shareholders, as applicable, of the party immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof,
(ii) a sale or other disposition by the party or any of its Subsidiaries of assets representing in excess of 30% of the aggregate fair market value of the consolidated assets of the party and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or group of Persons (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group of Persons), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 30% of the voting power of the then outstanding shares of capital stock of the Person.

      SECTION 7.4 Amendment. Subject to compliance with Applicable Laws, this Agreement may be amended by the parties at any time before or after the Fisher Stockholder

Approval or the Apogent Shareholder Approval; provided, however, that after the occurrence of either the Apogent Shareholder Approval or the Fisher Stockholder Approval there may not be, without further approval of the shareholders of Apogent and Fisher, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Apogent Common Stock hereunder, or which by Applicable Laws otherwise expressly requires the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

      SECTION 7.5 Extension; Waiver. At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.4 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party hereto with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Effective Time.

      SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Apogent to:

                  Apogent Technologies Inc.
                  30 Penhallow Street
                  Portsmouth, NH  03801
                  Fax No.:  (603) 431-0860
                  Attention:  Michael Bresson, General Counsel


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
            with a copy to:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, NY 10017
                  Fax No.:  (212) 455-2502
                  Attention:  Gary Horowitz, Esq.

            (b)   if to Fisher or Merger Sub, to:

                  Fisher Scientific International Inc.
                  One Liberty Lane
                  Hampton, NH  03842
                  Fax No.:  (603) 929-2379
                  Attention:  Todd M. DuChene, General Counsel

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY 10036
                  Fax No.:  (212) 735-2000
                  Attention:  Ralph Arditi, Esq.
                              Nancy A. Lieberman, Esq.

      SECTION 8.3 Definitions. For purposes of this Agreement:

            (a) An "Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b) An "Alternative Transaction" with respect to a party hereto, shall mean any of the following transactions: (i) any transaction or series of related transactions with one or more third Persons involving: (A) any purchase from such party or acquisition (whether by way of a merger, share exchange, consolidation, business combination, consolidation or similar transaction) by any Person or "group" of Persons (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 10% interest in the total outstanding voting securities of such party or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group of Persons beneficially owning 10% or more of the total outstanding voting securities of such party or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving such party or any of its Subsidiaries, or (B) any sale, lease exchange, transfer, license, acquisition


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
or disposition of more than 10% of the assets of such party and its Subsidiaries, taken as a whole, or (ii) any liquidation or dissolution of such party;

            (c) An "Alternative Transaction Proposal" shall mean any offer, inquiry, proposal or indication of interest (whether binding or non-binding) to any Person or its stockholders or shareholders, as applicable, relating to an Alternative Transaction;

            (d) "Contract" shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect;

            (e) "Convertible Debt" means convertible contingent debt securities;

            (f) "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to, or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., Section 136 et seq., Occupational Safety and Health Act 29 U.S.C. Section 651 et seq., the Oil Pollution Act of 1990, 33 U.S.C.
Section 2701 et seq., and the Endangered Species Act (16 U.S.C. Section 1531 et seq.) as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

            (g) "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date;

            (h) "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws including, but not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls;

            (i) "Intellectual Property" shall mean trademarks, service marks, trade names, brand names, certification marks, designs, logos and slogans, commercial symbols, business name registrations, domain names, trade dress and other indications of origin and general intangibles of like nature, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and biological materials, whether patentable or not and whether or not reduced to practice, in any domestic or foreign jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations-in-part, reissues and renewal applications), and any renewals, extensions, supplementary protection certificates or reissues thereof, in any such jurisdiction; research and development data (including without limitation the results of research into and development of drug or biologic-based products and drug delivery systems), formulae, know-how, proprietary processes, algorithms, models and methodologies, technical information, designs, procedures, laboratory notebooks, trade secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any Person; writings and other works of authorship of any type (including the content contained on any web site), whether copyrightable or not, in any such jurisdiction; computer software (whether in source code or object code form), databases, compilations and data; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights;

            (j) "Knowledge" of any Person which is not an individual means, with respect to a specified matter, the actual knowledge of any of such Person's and its wholly-owned Subsidiaries' executive officers, general counsel or any other officer having primary responsibility for such matter and, in the case of Fisher, includes the actual knowledge of Fisher in-house IP counsel and, in the case of Apogent, includes the actual knowledge of Apogent in-house IP counsel;

            (k) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Fisher or Apogent and their respective Subsidiaries, any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change or Material Adverse Effect, is or is reasonably expected
(i) to be materially adverse to the business, assets (including intangible assets), liabilities, capitalization, condition (financial or otherwise) or results of operations of such party and its Subsidiaries, taken as a whole, or
(ii) to impair in any material respect the ability of such party to perform its obligations under this Agreement or prevent or materially delay the consummation by such party of any of the transactions contemplated hereby; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Change with respect to, or a Material Adverse Effect on, any party and such party's respective Subsidiaries, taken as a whole: (A) events or circumstances generally affecting the industry in which Fisher and Apogent operate, and which do not have a materially disproportionate effect on Fisher or Apogent, as the case may be, (B) U.S. or global economic conditions, or (C) the execution, delivery, announcement or performance of this Agreement or the consummation of any transaction contemplated hereby or (D) changes in Applicable Laws or GAAP;

            (l) "Multiemployer Plan" means a "multiemployer pension plan," as that term is defined in Section 3(37) of ERISA;

            (m) "Permitted Liens" means (i) mechanics', carriers', workers' or repairmen's liens arising in the ordinary course of business and securing payments or obligations that are not delinquent, (ii) Liens for Taxes, assessments and other similar governmental charges which are not due and payable and (iii) Liens that arise under zoning, land use and other similar laws and other imperfections of title or encumbrances, if any, which do not materially affect the marketability of the property subject thereto and do not materially impair the use of the property subject thereto as presently used;

            (n) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (o) a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body is (or, if there are no such voting interests, more than 50% of the equity interests of which are) owned directly or indirectly by such first Person;

            (p) a "Superior Proposal" with respect to a party, means an unsolicited, bona fide written Alternative Transaction Proposal made by a third Person to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination or acquisition transaction, (A) all or substantially all of the assets of such party or (B) over 50% of the outstanding voting securities of such party and as a result of which the stockholders or shareholders, as applicable, of such party immediately preceding such transaction would hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction (or its ultimate parent), which the Board of Directors of such party has in good faith determined (taking into account, among other things, (1) its consultation with its outside legal counsel and its financial adviser, (2) all terms and conditions of such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto), and (3) the relative impact of the transaction contemplated by such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto) on the other Persons whose interests the Board may consider under Applicable Laws) to be more favorable, from a financial point of view, to such party's stockholders or shareholders, as applicable (in their capacities as stockholders or shareholders, as applicable), than the terms of this Agreement (as it may be proposed to be amended by the other party hereto) and to be reasonably capable in feasibility and certainty of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such Alternative Transaction Proposal (including conditions to consummation such as a financing condition).

      SECTION 8.4 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

      Term                                                      Section
      ----                                                      -------
      Acquisition                                               7.3(d)
      Agreement                                                 Preamble
      Apogent                                                   Preamble
      Apogent Balance Sheet                                     3.1(d)(iv)
      Apogent Benefit Plans                                     3.1(i)(i)
      Apogent Bylaws                                            3.1(a)(ii)
      Apogent Charter                                           3.1(a)(ii)
      Apogent Common Stock                                      2.1
      Apogent Disclosure Schedule                               3.1
      Apogent Leased Real Property                              3.1(r)
      Apogent Material Contract                                 3.1(q)(i)
      Apogent Option                                            2.1(d)
      Apogent Organizational Documents                          3.1(a)(ii)
      Apogent Owned Real Property                               3.1(r)
      Apogent Permits                                           3.1(g)(i)
      Apogent Preferred Stock                                   3.1(b)(i)
      Apogent Purchase Plan                                     2.1(d)
      Apogent Restricted Stock Unit                             5.11(a)(ii)
      Apogent Rights                                            3.1(b)(i)
      Apogent Rights Agreement                                  3.1(b)(i)
      Apogent SEC Documents                                     3.1(d)(i)
      Apogent Shareholder Approval                              3.1(c)(iii)
      Apogent Shareholders' Meeting                             5.1(b)
      Apogent Significant Subsidiaries                          3.1(a)(iii)
      Apogent Stock Plans                                       3.1(b)(i)
      Apogent Subsidiary Organizational Documents               3.1(a)(ii)
      Apogent Termination Fee                                   7.3(a)
      Apogent Third Party Bidder                                7.3(a)(i)
      Applicable Laws                                           3.1(g)(ii)
      Approval                                                  3.1(i)(ii)
      Articles of Merger                                        1.3
      Benefit Continuation Period                               5.11(c)
      Benefit Plans                                             3.1(i)(i)
      CDA                                                       4.2(c)(i)
      Certificates                                              2.2(b)
      Change of Recommendation                                  4.2(d)(i)

      Closing                                                   1.2
      Closing Date                                              1.2
      Code                                                      Recitals
      DFI                                                       1.3
      Effect                                                    8.3(k)
      Effective Time                                            1.3
      ERISA                                                     3.1(i)(i)
      ERISA Affiliate                                           3.1(i)(v)
      Exchange Act                                              3.1(c)(v)(B)(2)
      Exchange Agent                                            2.2(a)
      Exchange Fund                                             2.2(a)
      Exchange Ratio                                            2.1(a)
      FDA                                                       3.1(g)(i)
      FDCA                                                      3.1(g)(i)
      Form S-4                                                  3.1(e)
      Fisher                                                    Preamble
      Fisher 1998 Plan                                          3.2(b)(i)
      Fisher 2001 Plan                                          3.2(b)(i)
      Fisher 2003 Plan                                          3.2(b)(i)
      Fisher Balance Sheet                                      3.2(d)(iv)
      Fisher Benefit Plans                                      3.2(i)(i)
      Fisher Bylaws                                             3.2(a)(ii)
      Fisher Charter                                            3.2(a)(ii)
      Fisher Common Stock                                       2.1(a)
      Fisher Disclosure Schedule                                3.2
      Fisher Leased Real Property                               3.2(r)
      Fisher Material Contract                                  3.2(q)(i)
      Fisher Options                                            3.2(b)(ii)
      Fisher Organizational Documents                           3.2(a)(ii)
      Fisher Owned Real Property                                3.2(r)
      Fisher Permits                                            3.2(g)(i)
      Fisher Preferred Stock                                    3.2(b)(i)
      Fisher SEC Documents                                      3.2(d)(i)
      Fisher Significant Subsidiaries                           3.2(a)(iii)
      Fisher Stock Plans                                        3.2(b)(i)
      Fisher Stockholder Approval                               3.2(c)(iii)
      Fisher Stockholders' Meeting                              5.1(b)
      Fisher Subsidiary Organizational Documents                3.2(a)(ii)

      Fisher Termination Fee                                    7.3(b)
      Fisher Third Party Bidder                                 7.3(b)(i)
      Funded Retirement Plan                                    3.1(i)(v)
      GAAP                                                      3.1(d)(iii)
      Goldman Sachs                                             3.2(o)
      Governmental Entity                                       3.1(c)(v)
      HSR Act                                                   3.1(c)(v)(A)
      Indemnified Parties                                       5.5(a)
      Joint Proxy Statement                                     3.1(c)(v)(B)(1)
      Lazard                                                    3.2(o)
      Lehman                                                    3.1(o)
      Liens                                                     3.1(a)(iii)
      Merger                                                    Recitals
      Merger Consideration                                      2.1(a)
      Merger Sub                                                Preamble
      NLRB                                                      3.1(h)(ii)(C)
      NYSE                                                      2.1(e)
      Outside Date                                              7.1(b)(i)
      Public Health Service Act                                 3.1(g)(ii)
      Restraints                                                6.1(d)
      Rule 145 Affiliates                                       5.13
      SEC                                                       3.1(a)(iii)
      Securities Act                                            3.1(d)(i)
      SOX                                                       3.1(d)(i)
      Stock Issuance                                            Recitals
      Surviving Corporation                                     1.1
      Tax Authority                                             3.1(j)(xi)
      Tax Return                                                3.1(j)(xi)
      Taxes                                                     3.1(j)(xi)
      Voting Debt                                               3.1(b)(iii)
      WBCL                                                      Recitals

      SECTION 8.5 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined


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
meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

      SECTION 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the CDA and the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and neither party is relying on any other oral or written representation, agreement or understanding and (b) except for the provisions of Section 5.5 (which are intended to benefit the Indemnified Parties, including Indemnified Parties who or which are not parties hereto), is not intended to confer upon any Person other than the parties any rights or remedies.

      SECTION 8.8 Governing Law. This Agreement and any disputes arising out of or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, provided, however, that the Merger shall be governed by the WBCL.

      SECTION 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 8.10 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.


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
      SECTION 8.11 Headings, etc. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Laws in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 8.13 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      SECTION 8.14 Waiver of Jury Trial. EACH OF FISHER, MERGER SUB AND APOGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF FISHER, MERGER SUB OR APOGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

      SECTION 8.15 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

                 [Remainder of Page Intentionally Left Blank.]


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
            IN WITNESS WHEREOF, Apogent, Fisher and Merger Sub have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

                                           APOGENT TECHNOLOGIES INC.


                                           By: /s/ Frank H. Jellinek, Jr.
                                               _________________________________
                                               Name:  Frank H. Jellinek, Jr.
                                               Title: Chief Executive Officer


                                           FISHER SCIENTIFIC INTERNATIONAL INC.


                                           By: /s/ Todd M. DuChene
                                               _________________________________
                                               Name:  Todd M. DuChene
                                               Title: Vice President, General
                                                      Counsel and Secretary


                                           FOX MERGER CORPORATION


                                           By: /s/ Todd M. DuChene
                                               _________________________________
                                               Name:  Todd M. DuChene
                                               Title: President

                                                                       Exhibit A

                           ARTICLES OF INCORPORATION
                                       OF
                             FOX MERGER CORPORATION

     The undersigned, acting as an incorporator of a corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, hereby adopts the following articles of incorporation for the purpose of forming the corporation herein described (the "Corporation").

                                   ARTICLE I

     The name of the Corporation is Fox Merger Corporation.

                                   ARTICLE 2

     The aggregate number of shares that the Corporation shall have authority to issue is One Thousand (1,000), consisting of one class only, designated as "Common Stock," with a par value of $.01 per share.

                                   ARTICLE 3

     The address of the initial registered office of the Corporation is 8025 Excelsior Drive, Suite 200, Madison, Wisconsin 53717. The name of the Corporation's initial registered agent at such address is C T Corporation System.

                                   ARTICLE 4

     The Bylaws of the Corporation may provide for a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than is provided by the Wisconsin Business Corporation Law.

                                   ARTICLE 5

     The name and address of the sole incorporator of the Corporation is Russell
E. Ryba, Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                                 *  *  *  *  *

     Executed in duplicate as of this 10th day of March, 2004.


                                      /s/ Russell E. Ryba
                                      ---------------------------------
                                      Russell E. Ryba
                                      Sole Incorporator


--------------
This instrument was drafted by, and should be returned to, Russell E. Ryba, Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; telephone number (414) 297-5668.